UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

FTC Solar, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Exchange Act Rules 14a-6(i)(1) and 0-11.

October 19, 2026

Dear Fellow Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of FTC Solar, Inc. to be held virtually via a live audio webcast accessible at www.proxydocs.com/FTCI on November 30, 2026, at 11:00 AM, Central Standard time. The attached notice of meeting and proxy statement describe the formal business to be transacted at the meeting.

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our 2025 Annual Report to Shareholders and our 2026 Proxy Statement at www.proxydocs.com/FTCI. On or about October 19, 2026, we will mail our stockholders a Notice of Internet Availability containing instructions on how to access these materials and how to vote their shares. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.

You may vote your shares by regular mail, via phone or over the Internet, or during the Annual Meeting. The Annual Meeting is being held so that stockholders may consider:

1.
the election of three Class II directors,
2.
the approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock to Lincoln Park Capital Fund, LLC ("Lincoln Park"), pursuant to the Purchase Agreement, dated August 4, 2026 (the "Purchase Agreement") between the Company and Lincoln Park, in an amount equal to or in excess of 20% of the Company's common stock outstanding as of August 4, 2026; and
3.
the ratification of the appointment of BDO USA, P.C. ("BDO") as our independent registered public accounting firm for the year ending December 31, 2026; and
4.
to transact such other business as may properly come before the meeting.

The Board of Directors of FTC Solar, Inc. ("Board of Directors" or the "Board") has determined that the matters to be considered at the Annual Meeting are in the best interests of FTC Solar, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors and the officers and employees of FTC Solar, Inc., I would like to take this opportunity to thank our stockholders for their continued support of FTC Solar, Inc. We look forward to seeing you virtually at the meeting.

Sincerely,

/s/ Anthony Carroll
Anthony Carroll President and Chief Executive Officer

FTC SOLAR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2026 Annual Meeting of Stockholders ("Annual Meeting") of FTC Solar, Inc. (the “Company”, "we", "our", or "us") will be held virtually via a live audio webcast accessible at www.proxydocs.com/FTCI at 11:00 AM, Central Standard time, on November 30, 2026, for the following purposes:

1.
Election of three Class II directors for a three-year term expiring at the 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified (the "Director Election Proposal");
2.
Approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company's common stock to Lincoln Park Capital Fund, LLC ("Lincoln Park"), pursuant to the Purchase Agreement, dated August 4, 2026 (the "Purchase Agreement"), between the Company and Lincoln Park, in an amount equal to or in excess of 20% of the Company's common stock outstanding as of August 4, 2026, (the "Stock Issuance Proposal");
3.
Ratification of the appointment of BDO USA, P.C. ("BDO") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026 (the "Auditor Ratification Proposal"); and
4.
To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote (i) FOR the Director Election Proposal, (ii) FOR the Stock Issuance Proposal, and (iii) FOR the Auditor Ratification Proposal.

The Board of Directors has fixed the close of business on October 7, 2026 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on October 7, 2026, will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting online by registering at www.proxydocs.com/FTCI or, by appointment only, during normal business hours at our principal executive offices, 10900 Stonelake Blvd., Suite 100, Quarry Oaks II Building, Austin, Texas 78759, for a period of ten days prior to the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting virtually. In order to attend the Annual Meeting, you must visit www.proxydocs.com/FTCI and register by entering the control number included on your Notice of Internet Availability, proxy card, or voting instruction form. After registering, you will receive further instructions via email, including a unique link to access the virtual Annual Meeting and to vote and submit questions during the Annual Meeting.

Regardless of whether you plan to attend the Annual Meeting virtually, please mark, date, sign and return the enclosed proxy, or vote via the Internet or telephone by visiting www.proxydocs.com/FTCI to ensure that your shares are represented at the Annual Meeting. Stockholders of record at the close of business on the record date, whose shares are registered directly in their name, and not in the name of a broker or other nominee, may vote their shares virtually at the Annual Meeting, even though they have sent in proxies.

By Order of the Board of Directors,

/s/ Cathy Behnen
Cathy Behnen Chief Financial Officer

October 19, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

NOVEMBER 30, 2026:

The Company’s Proxy Statement and 2025 Annual Report to Shareholders are available at www.proxydocs.com/FTCI.

YOUR VOTE IS IMPORTANT

Although we refer to our website in this proxy statement, the contents of our website are not included or incorporated by reference into this proxy statement. All references to our website in this proxy statement are intended to be inactive textual references only.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

November 30, 2026

ABOUT THE MEETING

What is the date, time and place of the Annual Meeting?

Our 2026 Annual Meeting will be held on November 30, 2026, beginning at 11:00 AM, Central Standard time, virtually via a live audio webcast accessible at www.proxydocs.com/FTCI. In order to attend the Annual Meeting, you must visit www.proxydocs.com/FTCI and register by entering the control number included on your Notice of Internet Availability, proxy card, or voting instruction form. After registering, you will receive further instructions via email, including a unique link to access the virtual Annual Meeting and to vote and submit questions during the Annual Meeting.

During the 2026 Annual Meeting, we will answer pertinent questions submitted online by stockholders, as time permits. Note that we may group or summarize similar or related questions to provide answers as efficiently as possible. We may not, however, be able to provide live answers to every question submitted.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following matters:

1.
To elect three Class II directors;
2.
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company's common stock to Lincoln Park pursuant to the Purchase Agreement in an amount equal to or in excess of 20% of the Company's common stock outstanding as of August 4, 2026;
3.
To ratify the selection of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4.
Any other matters that properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only our stockholders of record at the close of business on October 7, 2026, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to attend the Annual Meeting and vote all of the shares you held on that date at the Annual Meeting, or any postponement or adjournment thereof. As of the record date, there were 18,272,140 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

What are the voting rights of the holders of our common stock?

Holders of common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval. The holders of our common stock do not have cumulative voting rights in the election of directors.

Pursuant to our amended and restated certificate of incorporation, the total number of authorized shares of preferred stock is 10,000,000 shares. We have no shares of preferred stock issued or outstanding as of the date of this proxy statement.

What constitutes a quorum?

The presence, in person, or represented by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum at the Annual Meeting, permitting the Annual Meeting to conduct its business. As of the record date, there were 18,272,140 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

What vote is required to approve each item?

For purposes of electing directors at the Annual Meeting, each nominee shall be elected as a director by the plurality of votes cast. The affirmative vote of a majority of votes cast is required for the approval of the Stock Issuance Proposal. The affirmative vote of a majority of the shares of common stock present in person, or represented by proxy, and entitled to vote is required for the approval of the Auditor Ratification Proposal, and approval of any other matter that may be submitted to a vote of our stockholders.

The inspector of election for the Annual Meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum. A “broker non-vote” will occur when a bank, broker or other nominee, as the holder of record for a beneficial owner (as described below), does not vote on a particular proposal because such nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. On Proposal 1, votes to "withhold" and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of the election of directors. On Proposal 2, broker non-votes and abstentions from voting will have no effect on the outcome of the proposals. On Proposal 3, abstentions from voting will have the same effect as a vote “against” the proposal. Broker non-votes, if any, will not have any effect on determining the outcome of Proposal 3. As Proposal 3 is considered "routine" under Nasdaq Capital Market ("Nasdaq") rules, brokers generally have discretionary authority to vote uninstructed shares on the proposal, so broker non-votes are not expected on this proposal. If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice, provided that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned Annual Meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of and to vote at the Annual Meeting.

What are the Board's recommendations?

As more fully discussed under "Matters to Come Before the Annual Meeting", our Board of Directors recommends a vote FOR the Director Election Proposal, FOR the Stock Issuance Proposal and FOR the Auditor Ratification Proposal.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of the three respective nominees for director named in this proxy statement; (2) FOR the approval of the issuance of shares of common stock to Lincoln Park pursuant to the Purchase Agreement in an amount equal to or in excess of 20% of the Company's common stock outstanding as of August 4, 2026, (3) FOR the ratification of the selection of BDO; and (4) in accordance with the recommendation of our Board of Directors, FOR or AGAINST all other matters as may properly come before the Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card, or via the Internet or telephone by visiting www.proxydocs.com/FTCI. Voting instructions are provided on the proxy card contained in the proxy materials, or on your Notice of Internet Availability.

If you are a beneficial owner (that is, if you hold your shares in "street name" through a bank, broker or other nominee as holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other nominee. The availability of telephone or Internet voting will depend upon such nominee's voting process.

If you attend the Annual Meeting virtually, you can vote virtually during the meeting. If you are a street name holder and wish to vote at the meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee authorizing you to vote and submit proof of your valid legal proxy via email to dsmsupport@mediantonline.com prior to the start of the Annual Meeting.

Can I change my vote after I return my proxy card or voting instructions?

Yes. Stockholders of record can revoke their proxy at any time prior to the exercise of that proxy, by voting in person at the Annual Meeting, or by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Beneficial owners who wish to change their votes should contact the organization that holds their shares.

Who pays for costs relating to the proxy materials and the Annual Meeting of Stockholders?

The costs of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the Annual Report to Shareholders and enclosed proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

INFORMATION ABOUT FTC SOLAR, INC.

Overview

The Company was founded in 2017 and is incorporated in the state of Delaware. In April 2021, we completed an initial public offering ("IPO"), and our common stock currently trades on Nasdaq under the symbol “FTCI”.

We are a global provider of solar tracker systems, supported by proprietary software and value-added engineering services. Solar tracker systems move solar panels throughout the day to maintain an optimal orientation relative to the sun, thereby increasing the amount of solar energy produced at a solar installation. Our one module-in-portrait ("1P") solar tracker system is marketed under the Pioneer brand name ("Pioneer"), and our original two modules-in-portrait ("2P") solar tracker system is marketed under the Voyager brand name (“Voyager”). We also have a mounting solution to support the installation and use of U.S.-manufactured thin-film modules. Our primary software offerings include SUNPATH, which helps customers optimize solar tracking for increased energy production, and our SUNOPS real-time operations management platform. In addition, we have a team of renewable energy professionals available to assist our U.S. and worldwide clients in site layout, structural design, pile testing and other needs across the solar project development and construction cycle. Our products and services provide tracker solutions for large utility-scale solar and distributed generation projects around the world. Our customers are primarily engineering, procurement and construction companies ("EPCs") and we also contract with developers and owners. The Company is headquartered in Austin, Texas, and has international subsidiaries in Australia, China, India, South Africa and Spain.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups (JOBS) Act.

On November 11, 2025, we entered into a Membership Interest Purchase Agreement with Taihua New Energy (Thailand) Co., LTD. and DAYV LLC (collectively, the "Selling Members") pursuant to which we agreed to purchase 100% of the Membership Interests of Alpha Steel LLC ("Alpha Steel"), with such transaction closing on November 12, 2025. Prior to November 12, 2025, we held a 45% interest in Alpha Steel. As consideration for the transactions under the Membership Interest Purchase Agreement, we agreed to pay the Selling Members a total of approximately $2.7 million in varying installments during 2026 for their Membership Interests.

Corporate Governance

Mission

Our mission is to drive energy independence through effective and efficient solar engineering and innovation. We accelerate the adoption of renewable energy by reducing the cost of construction, simplifying the installation process and improving the energy yield of solar projects, thus supporting the transition away from fossil fuels.

Core Values

We are committed to the following core values in the way we do business:

•
Integrity - We do the right thing. We are humble and listen to new ideas. We respect our customers and our teammates.
•
Accountability - We are all accountable and act with urgency. We are transparent and deliver on our commitments. We come together to solve problems.
•
Innovation - We collaborate to create world-class solutions. We foster a learning culture. We turn great ideas into our future.
•
Excellence - We are committed to high quality. We plan well and execute flawlessly. We are focused on results.

Environmental Policy

We are committed to protecting our environment for the benefit of current and future generations. In order to minimize the environmental impact of our operations, products and services, we shall:

•
Prevent pollution, reduce waste and minimize consumption of resources.
•
Encourage environmental protection among the customers and suppliers with which we do business.

•
Provide training to all employees and encourage them to conduct business in an environmentally responsible manner.
•
Comply with applicable environmental laws, regulations, and other requirements to which the company subscribes.

We are committed to continuously improve our environmental management performance and we design our products and operations to reduce environmental impacts and maximize environmental savings.

Climate Change

Climate change has primarily impacted our business operations by increasing demand for solar power generation and, as a result, for use of our products. While climate change has not resulted in any material negative impact to our operations to date, we recognize the risk of disruptions to our supply chain due to extreme weather events. This has led us to expand the diversity of our supplier base and to partner with more local suppliers to reduce shipping and transportation needs. We are also increasingly partnering with larger scale steel producers rather than smaller suppliers to facilitate scaling of our operations while remaining conscious of the environmental impacts of steel manufacturing as the regulatory landscape around these high-emitting industries evolves.

We also attempt to mitigate the climate-related risks from the use of our products by designing our equipment and systems to have a high-slope tolerance and wind mitigation capabilities, while at the same time reducing the required foundation/pile count needed. This allows our trackers to be installed in increasingly hostile environments with minimal disturbance to the surrounding land.

Social Governance

The personal health and safety of each of our employees is of utmost importance, and we work to continually improve our safety policies and procedures. Our employees do not directly perform solar installations, but we consider the safety of the on-site installers when designing our products and installation procedures.

We believe we have a diverse employee base in terms of gender, age, experience, background and ethnicity. Information on the gender, age and ethnicity of our Board of Directors and our employees may be found in Part I, Item 1 of our Annual Report to Shareholders for the year ended December 31, 2025 under the caption "Human capital resources".

We encourage you to read "Part I, Item 1. Business" in our 2025 Annual Report to Shareholders to gain a more comprehensive understanding of our mission, core values, environmental and governance policies, how we are impacted by climate change and additional demographic information regarding our executive leadership team and our employee base. In addition, our Board of Directors has adopted Corporate Governance Guidelines outlining the Board's roles and responsibilities, leadership structure, composition, compensation and other matters, which is available on our corporate website at https://investor.ftcsolar.com.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is posted on our website, https://investor.ftcsolar.com. All employees are required to attend annual training on our code of business conduct and ethics. Our code of business conduct and ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of the code on our website.

Cybersecurity

We recognize the importance of developing, implementing and maintaining robust cybersecurity measures to safeguard our information technology ("IT") systems and protect the confidentiality, integrity, and availability of our data.

We have integrated cybersecurity risk management into our overall risk management and internal control framework and have established policies and controls that we believe are appropriate in light of the risks of damage to our reputation and financial condition from unauthorized access to our key digital assets and systems.

We have established a Cybersecurity Governance Committee, which meets monthly or more frequently, if needed, to monitor:

•
our current cybersecurity controls and our ability to address emerging threats;
•
the status of our ongoing cybersecurity initiatives and strategy;

•
incident reports from any cybersecurity events; and
•
compliance with regulatory requirements and industry standards.

The Cybersecurity Governance Committee has the responsibility for determining if a cybersecurity incident is considered to have a material impact on the Company requiring public reporting in accordance with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC").

Under the guidance of the Cybersecurity Governance Committee, we have adopted (i) a Security Incident Response Plan, (ii) a Cybersecurity Materiality Assessment Policy, and (iii) a Cybersecurity Register of Events.

Our IT management, in conjunction with our Director of Internal Audit, has responsibility for monitoring and testing the effectiveness of our cybersecurity controls and procedures on a recurring basis.

Our Board of Directors is aware of the critical nature of managing risks associated with Artificial Intelligence ("AI") use and cybersecurity threats and has established oversight mechanisms to ensure effective governance in managing these risks. The Audit Committee is central to the Board's oversight and has been directed to assume primary responsibility for such oversight by the Board. The Audit Committee is comprised of board members with diverse experience including risk management, technology and finance, which, in the judgment of the Board, equips them with the ability to oversee cybersecurity risks effectively. The Audit Committee actively participates in strategic decisions related to cybersecurity, offering guidance to our management and approval of major initiatives.

Insider Trading Policy

We have adopted an insider trading policy that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer and persons performing similar functions. Our insider trading policy prohibits our directors and employees, including executive officers, from hedging or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities, including collars, equity swaps, exchange funds and prepaid variable forward sale contracts. All employees are required to attend annual training on our insider trading policy. It is also the policy of the Company that we will not engage in transactions in our own securities while in possession of material non-public information relating to the Company or our securities. In 2021, our Board of Directors approved waivers under our insider trading policy allowing our directors to undertake margin loans and hedging transactions with respect to our common stock. No directors are currently taking advantage of these waivers.

Clawback Policy

In compliance with the Dodd-Frank Act, the rules of the SEC, and Nasdaq listing requirements, we adopted a clawback policy, effective July 27, 2023, that applies to the executive officers of the Company. This policy requires the Company to recover certain incentive-based compensation (including equity and cash bonus payments) received by current or former executive officers on or after October 2, 2023 (as determined under the policy) in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The recoverable compensation is that compensation which was received during the three-year period preceding the date on which the accounting restatement was required. The clawback pertains to any excess income derived by a current or former executive officer based on materially inaccurate accounting statements.

Since the adoption of our clawback policy, we have had no restatement requiring recovery of erroneously awarded compensation pursuant to our policy and there was no balance of erroneously awarded compensation to be recovered as of December 31, 2025.

Board of Directors and Executive Officers

We are governed by a Board of Directors currently comprising nine members, including seven independent members. Our board has established an audit committee, compensation committee and nominating and governance committee, consisting solely of independent members, to advise the full board on various matters. The audit committee will also periodically meet separately with our independent auditors, without the presence of management, to discuss any matters of importance or concern to our auditors. Additionally, our Director of Internal Audit organizationally reports directly to the audit committee. Further information regarding our Board of Directors may be found below under the section "Information About Our Directors".

Our executive officers, which currently consist of our President and Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, serve at the discretion of our Board of Directors and hold office until his or her successor is duly appointed or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers. Further information regarding our executive officers may be found under "Information About FTC Solar, Inc. Management" below.

Security Ownership of Certain Beneficial Owners and Management

The following table shows information regarding the beneficial ownership of our common stock for the following:

•
Each stockholder known by us to beneficially own more than 5% of our common stock;
•
Each of our current Named Executive Officers;
•
Each of our directors; and
•
All current executive officers and directors as a group.

The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of October 7, 2026. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage.

Our determination of the percentage of beneficial ownership is based on 18,272,140 shares of our common stock outstanding as of October 7, 2026. Unless otherwise indicated, the business address of each such beneficial owner is c/o 10900 Stonelake Blvd., Suite 100, Quarry Oaks II Building, Austin, Texas 78759.

Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
South Lake One LLC(1)	1,486,759	8.1%
ARC Family Trust(2)	1,174,086	6.4%
Named Executive Officers and Directors:
Anthony Carroll(3)	97,633	*%
Sasan Aminpour(4)	155,254	*%
Cathy Behnen(5)	81,034	*%
Patrick Cook(6)	225,898	1.2%
Shaker Sadasivam(7)	1,731,261	9.5%
Anthony (Tony) Alvarez(8)	42,679	*%
Pablo Barahona(9)	83,815	*%
Ahmad Chatila(10)	237,812	1.3%
Lisan Hung(11)	46,208	*%
Darrell Jackson(12)	13,567	*%
David Springer(13)	839,203	4.6%
Maximillian Sultan(14)	—	*%
All Named Executive Officers and Directors as a group (12 individuals)	3,554,364	19.2%

* Less than one percent (1%)

(1)
Based on Amendment No. 1 to Schedule 13G filed February 1, 2023 on behalf of South Lake One LLC ("South Lake One"), South Cone Investments Limited Partnership ("South Cone"), and South Lake Management LLC ("South Lake Management"). South Lake Management is controlled and managed by the Class A and Class B members of its Board of Managers whereby no member of the Board of Managers has direct or indirect control of South Lake Management, and no member of South Lake Management individually has the power to control South Lake Management or replace its Board of Managers. South Lake Management directly controls South Cone as its general partner with the power to manage South Cone. South Cone directly owns 100% of the issued and outstanding membership interest of South Lake One. South Lake One is managed by the Class A and Class B members of its Board of Managers whereby no member of the Board of Manager has direct or indirect control of South Lake One. South Cone, as the sole member of South Lake One, has the power to control South Lake One and replace its Board of Managers. South Lake One directly holds an aggregate of 1,486,759 shares (post-split basis) of our common stock. South Cone and South Lake Management each indirectly holds an aggregate of 1,486,759 shares (post-split basis) of our common stock. The principal business address for South Lake One, South Cone and South Lake Management is 5711 Pdte. Riesco, Office No. 1603, Las Condes, Santiago, Chile.
(2)
The ARC Family Trust was established by Mr. Chatila for the benefit of certain members of his family. Based on Amendment No. 3 of Schedule 13G filed February 14, 2025, Mr. Shaker Sadasivam, the Chair of our Board of Directors, is the trustee of the ARC Family Trust and has shared voting and dispositive power with respect to the shares of common stock held by ARC Family Trust. As of October 7, 2026, Mr. Sadasivam had sole voting and dispositive power with respect to an additional 557,175 shares of common stock currently held (see footnote (7) below). The address of this stockholder is 20 Montchanin Road, Suite 100, Greenville, DE 19807.
(3)
Consists of (i) 52,633 shares of common stock held by Mr. Carroll, and (ii) options for 45,000 shares of common stock that have vested as of October 7, 2026, but have not yet been exercised, held by Mr. Carroll.
(4)
Consists of (i) 88,081 shares of common stock held by Mr. Aminpour, (ii) 38,506 shares of common stock to be issued from the settlement of RSUs that have vested, and (iii) 28,667 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of October 7, 2026, held by Mr. Aminpour.
(5)
Consists of (i) 29,359 shares of common stock held by Ms. Behnen, (ii) 23,411 shares of common stock to be issued from the settlement of RSUs that have vested, and (iii) 28,264 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of October 7, 2026, held by Ms. Behnen.
(6)
Consists of (i) 45,401 shares of common stock held by Mr. Cook, (ii) options for 20,375 shares of common stock that have vested as of October 7, 2026, but have not yet been exercised, held by Mr. Cook, (iii) 2,022 shares of common stock to be issued from the settlement of RSUs that have vested, (iv) 29,043 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of October 7, 2026, held by Mr. Cook, (v) 110,197 shares of common stock held by the Etnyre 2021 Family Trust, of which Mr. Cook is trustee, (vi) 9,430 shares of common stock held by the Cook 2021 Family Trust, of which Mr. Cook is trustee, and (vii) 9,430 shares of common stock held by the Patrick Cook 2021 Trust, of which Mr. Cook is trustee.
(7)
Consists of (i) 1,174,086 shares of common stock held by the ARC Family Trust, (ii) 255,465 shares of common stock held by Mr. Sadasivam, and (iii) 301,710 shares of common stock held by ChristSivam, LLC. Mr. Sadasivam is the trustee of the ARC Family Trust and has shared voting and dispositive power with respect to the shares of common stock held by ARC Family Trust. Mr. Sadasivam is also the Manager of ChristSivam, LLC and has sole voting and dispositive power with respect to the shares of common stock held by ChristSivam, LLC. See also above footnote (4) for further information about ARC Family Trust. Mr. Sadasivam has no pecuniary interest in any shares of common stock held by ARC Family Trust and therefore disclaims beneficial ownership of any such shares for purposes of Section 16 of the Exchange Act. The address of this stockholder is 1950 Pine Run Drive, Chesterfield, MO 63108.
(8)
Consists of 42,679 shares of common stock held by Mr. Alvarez.
(9)
Consists of 83,815 shares of common stock held by Mr. Barahona.
(10)
Consists of 237,812 shares of common stock held by Mr. Chatila.
(11)
Consists of 46,208 shares of common stock held by Ms. Hung.
(12)
Consists of 13,567 shares of common stock held by Mr. Jackson.
(13)
Consists of (i) 689,222 shares of common stock held by Mr. Springer, (ii) 49,136 shares of common stock held by the DS 2022 GRAT, (iii) 33,615 shares of common stock held by ZS 2021 Trust, (iv) 33,615 shares of common stock held by NS 2021 Trust, and (v) 33,615 shares of common stock held by AS 2021 Trust. As stated in Amendment No. 3 to Schedule 13G filed February 14, 2025, with respect to the DS 2022 GRAT, Mr. Springer is (a) the sole trustee, (b) has sole voting and dispositive power with respect to the shares of common stock held by the trust and (c) has sole power to acquire for himself any asset held in the trust, including the shares of common stock, by substituting other property of equivalent value. With respect to the ZS 2021 Trust, the NS 2021 Trust and the AS 2021 Trust, Mr. Springer has sole power to acquire for himself any asset held in the trust, including the shares of common stock, by substituting other property of equivalent value.
(14)
Mr. Sultan was nominated to the Board by AV Securities, Inc. pursuant to the terms of the Promissory Note placement which closed in December 2024. As such, the Company does not compensate Mr. Sultan for his service on the Board of Directors.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Director Election Proposal

Director Classes

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board of Directors are divided into three classes, as nearly equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders. Our current directors are divided among the three classes as follows:

•
the Class I directors are Pablo Barahona, Darrell Jackson and David Springer, whose terms will expire at the Annual Meeting of Stockholders to be held in 2028;
•
the Class II directors are Shaker Sadasivam, Anthony Carroll and Maximillian Sultan, whose terms will expire at this Annual Meeting of Stockholders; and
•
the Class III directors are Tony Alvarez, Ahmad Chatila and Lisan Hung, whose terms will expire at the Annual Meeting of Stockholders to be held in 2027.

Mr. William Aldeen "Dean" Priddy, Jr. resigned from his position as independent director of the Company, effective August 4, 2025. Mr. Priddy's resignation was not a result of any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

The Board of Directors appointed Darrell Jackson as an independent director of the Company, effective April 28, 2025. There was no arrangement or understanding between Mr. Jackson and the Company or any other person pursuant to which he was elected as a director. At the Annual Meeting of Stockholders held on June 11, 2025, Mr. Jackson was subsequently elected to a three-year term expiring at the Annual Meeting of Stockholders to be held in 2028.

The Board of Directors appointed Maximillian Sultan as an independent director of the Company, effective April 28, 2025. There was no arrangement or understanding between Mr. Sultan and the Company or any other person pursuant to which he was elected as a director. The Board believes that Mr. Sultan's experience in advising other companies on business strategy and operations management will be an important asset to the Board and the Company as we continue to adjust our cost structure while investing for future planned growth.

The Board of Directors appointed Mr. Tony Alvarez as an independent director of the Company, effective August 5, 2025. Mr. Alvarez had served as a Board Observer since July 2023 and replaces Mr. Priddy as Chair of the Company's Audit Committee. There was no arrangement or understanding between Mr. Alvarez and the Company or any other person pursuant to which he was elected as a director.

The Board of Directors appointed Anthony Carroll as an independent director of the Company, effective December 15, 2025. There was no arrangement or understanding between Mr. Carroll and the Company or any other person pursuant to which he was elected as a director. The Board believes that Mr. Carroll's renewables industry experience and track record in building and guiding growth businesses will be an important asset to the Board and the Company as we continue efforts to expand our business and improve our financial position. As described further under "Our Executive Officers and Leadership" below, Mr. Carroll was appointed as the Company's President and Chief Executive Officer, effective April 29, 2026, replacing Mr. Yann Brandt who departed as the Company's President and Chief Executive Officer and as a Company director, effective April 29, 2026.

The terms of appointment for Mr. Sultan and Mr. Carroll, along with Mr. Sadasivam, will expire at this Annual Meeting of Stockholders, unless elected by Company stockholders to a three-year term expiring at the Annual Meeting of Stockholders in 2029.

The other remaining director's terms will continue until the election and qualification of his or her successor, or his or her earlier death, disqualification, resignation or removal. Any increase or decrease in the number of directors will be distributed evenly among the three classes so that each class will consist of as near an equal number of directors as possible. This classification of our Board of Directors may have the effect of delaying or preventing a change in control of our Company. There are no family relationships among any of our directors or executive officers.

Nominees for Election as Directors at This Meeting

In accordance with the recommendation of our Nominating and Corporate Governance Committee, Shaker Sadasivam, Anthony Carroll and Maximillian Sultan have each been nominated by the Board for election to a three-year term that will expire at the Annual Meeting of Stockholders in 2029. Additional information about the nominees is provided below under “Information about Our Directors.”

Vote Required

The three respective nominees shall be elected as directors by the plurality of votes cast. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR this proposal. Abstentions and broker non-votes will not be counted as votes “for,” or votes “withheld” for the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL 1.

Information About Our Directors

Class II Director Nominees for Election

Below is biographical information of each of the Class II directors standing for election:

Name and Background	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Non-employee directors -

Shaker Sadasivam has served as Chair of the Board of Directors since January 19, 2023 and has been a member of our Board of Directors since January 2017. Mr. Sadasivam has served as the Chief Executive Officer of Auragent Bioscience, LLC since co-founding the company in 2018. From 2014 to 2016, Mr. Sadasivam served as President and Chief Executive Officer of SunEdison Semiconductor LLC. From 2009 to 2013, Mr. Sadasivam served as Executive Vice President and President of SunEdison. Mr. Sadasivam has served on the board of directors of Coherent Corp. (formerly II-VI Incorporated) since 2016. Mr. Sadasivam also serves on the board of directors of the private companies Sfara, Inc., Dclimate Inc. and Sea Pharma, LLC. Mr. Sadasivam holds a Bachelor of Science degree and a Master of Science degree in chemical engineering from the University of Madras and Indian Institute of Technology, a Master of Business Administration degree from Washington University and a Ph.D. degree in chemical engineering from Clarkson University. We believe Mr. Sadasivam is qualified to serve on our Board of Directors due to his experience as an executive in the renewables industry and his extensive experience with FTC Solar.

	Member	Chair	Member

Maximillian Sultan was appointed as a member of our Board of Directors, effective April 28, 2025. Mr. Sultan is currently a partner in Applied Value Group, a strategy and operations management consulting firm, having joined the firm in August 2013. He has led consulting engagements on issues including sourcing and Supply Chain, product design and innovation, and commercial excellence, and has worked with several renewable energy clients. Mr. Sultan has been a member of the Board of Directors of ES Solar, a private residential and commercial solar installer based in Utah since June 2023. He was also a Board member of Applied Value Technologies from December 2023 to December 2024 and of Division 5 LLC from November 2018 to May 2024. Mr. Sultan holds a Bachelor of Business Administration degree from the Goizueta Business School at Emory University. We believe Mr. Sultan is qualified to serve on our Board of Directors due to his experience in advising other companies on business strategy and operations management.

Employee director -

Anthony Carroll was appointed as a member of the Board of Directors, effective December 15, 2025, and was named President and Chief Executive Officer of the Company, effective April 29, 2026. Mr. Carroll was the CEO of Veev, a fully owned subsidiary of Lennar focused on efficient and sustainable homebuilding, prior to joining FTC Solar. Prior to joining Veev in early 2024, he was the President of Powin, a global leader in energy storage systems. Before joining Powin in 2022, he served as Managing Director at Siemens Gamesa Electric, leading the Power Conversion and Energy Storage business in North America. He also served in leadership roles for Schneider Electric and Power Electronics. He holds an MBA from Rey Juan Carlos University in Madrid and a Licentiate degree from the University of Valencia. We believe Mr. Carroll is qualified to serve on our Board of Directors due to his renewables industry experience and track record in building and guiding growth businesses.

Our Class III Directors

Below is biographical information of our Class III directors:

Name and Background	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Non-employee directors -

Tony Alvarez was appointed as a member of the Board of Directors, effective August 5, 2025, having previously been an observer to the Board since 2023. Mr. Alvarez most recently served as EVP of Memory Solutions at Infineon, where he was responsible for all aspects of the company’s memory business. Prior to that, he was CEO of Solaria, a leading residential solar company. Mr. Alvarez’s experience also includes CEO or other senior-level roles at Altierre, Aptina Imaging, Advanced Analogic Technologies, Leadis Technology, as well as 18 years at Cypress Semiconductor. He currently serves on the board of directors at SunPower and has held prior board positions with NexGen Power Systems, SunEdison Semiconductor, ChipMOS Technology, SunEdison, and Validity Sensors. He earned a B.S. and M.S. in Electrical Engineering from the Georgia Institute of Technology.

Chair

Ahmad Chatila is one of our co-founders and has served as a member of our Board of Directors since January 2017. Mr. Chatila currently serves as the Managing Partner of Fenice Investment Group, a position he has held since 2017. Mr. Chatila is the co-founder and has served on the board of directors of Dimension Renewable Energy, since 2018. Mr. Chatila was also the transformation architect at Enphase Energy Inc. from 2017 to 2020. Mr. Chatila previously served as Chief Executive Officer and a member of the board of directors of SunEdison from 2009 to 2016, which filed for bankruptcy in 2016. Prior to joining SunEdison, Mr. Chatila served as Executive Vice President of the Memory and Imaging Division of Cypress from 2005 to 2009. Mr. Chatila also serves on the board of directors of the private companies Akra Inc., Ohmium, Inc. and SunEdison Infrastructure Limited. Mr. Chatila previously served as Chair of the board of directors of TerraForm Power, Inc. and TerraForm Global Inc. Mr. Chatila holds a Bachelor of Science degree in electrical engineering from Arizona State University, a Master of Science degree in electrical engineering from Cornell University and has completed the Stanford Executive Program at Stanford University.

Lisan Hung has served as a member of our Board of Directors since April 2021. Ms. Hung previously was a member of the board of directors of Rodgers Silicon Valley Acquisition Corp. (now Enovix Corporation) from December 2020 through July 2021 where she was a member of the audit committee and compensation committee. Ms. Hung is currently the Senior Vice President, General Counsel and Corporate Secretary of Enphase Energy, Inc. From 2014 to 2019, Ms. Hung was the Vice President of Legal Affairs, General Counsel and Corporate Secretary of Crocus Technology, Inc. From 2009 to 2014, she was the Vice President of Legal Affairs, General Counsel and Corporate Secretary of Kovio, Inc. Prior to that, Ms. Hung joined Advanced Micro Devices, Inc. in 1999, where she held a number of progressive leadership roles in the legal department until her departure in 2009 when she was the Director of Law for the Technology Group. Ms. Hung began her legal career at private law firms based in Silicon Valley, California. Ms. Hung holds a J.D. from Santa Clara University School of Law and a Bachelor of Science in Political Economy of Natural Resources from the University of California at Berkeley.

	Chair	Member

Our Class I Directors

Below is biographical information of our Class I directors:

Name and Background	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Non-employee directors -

Pablo Barahona was appointed as a member of our Board of Directors effective August 12, 2024. Mr. Barahona served as President of Global Retail Markets West for Liberty Mutual from January 2016 through June 2024. Prior to that he served as President and CEO of Liberty Seguros Brazil from 2012 to 2014. Earlier in his career he served as President and CEO of Liberty Seguros Chile, General Manager of Asesorias e Inversiones Benjamin S.A. and CEO of Compania de Seguros PanAmerican. He served as Chairman of the Board for several Liberty Mutual subsidiaries between 2011 and 2019, including in Spain, Colombia, Ecuador, Brazil, Chile, and Portugal. Mr. Barahona earned a master's degree in economics from Duke University and a Bachelor of Arts degree from Universidad De Chile.

Member

Darrell Jackson was appointed as a member of our Board of Directors, effective April 28, 2025. Since March 2018, Mr. Jackson has been CEO of The Efficace Group, an executive coaching and consulting firm. Previously, Mr. Jackson was President and Chief Executive Officer of Seaway Bank and Trust Company from August 2014 to October 2015 and prior to that spent over 19 years at Northern Trust Company from January 1995 to July 2014 serving in various corporate roles including as Executive Vice President and President, Wealth Management, as well as Senior Vice President, Group Executive, Private Client Services. Mr. Jackson currently serves on the Janus Henderson Investors Mutual Fund Board of Trustees, is an independent director for Amalgamated Financial Corporation and subsidiary Amalgamated Bank of New York and is on the Board of Directors of two privately held companies, Dome Construction, Inc. and William R. Gray and Company (DBA Gray-Bowen-Scott). Mr. Jackson earned a BA in Communications from St. Xavier University (formerly St. Xavier College) and holds an Executive MBA degree from the Kellogg Graduate School of Management at Northwestern University.

		Member	Member

David Springer is one of our co-founders and has served as a member of our Board of Directors since January 2017. Mr. Springer previously served as our Chief Executive Officer from January 2017 to May 2019 and as our Executive Vice President, Field Operations from May 2019 to April 2021. Mr. Springer served as the Chief Operating Officer of Recurrent Energy from December 2022 to October 2025. From 2013 to 2016, Mr. Springer was the Chief Operating Officer of Solar Materials at SunEdison. From 2011 to 2013, Mr. Springer was the Vice President of Manufacturing at MEMC Electronic Materials Inc. From 2005 to 2011, Mr. Springer held multiple leadership positions, including Vice President of Manufacturing Operations, at Freescale Semiconductor, Inc. Mr. Springer has also served as a Navy submarine officer. Mr. Springer has a Bachelor of Science degree in engineering from the United States Naval Academy.

Board Diversity Matrix

The matrix below summarizes certain key experience, qualifications, skills and attributes that our directors bring to the Board to enable effective oversight, as well as demographic information relating to each Board member as of October 19, 2026. The matrix is not intended to provide a complete list of each director's strengths or contributions to the Board. Additional information regarding each director may be found above in his or her biography.

	Sadasivam	Alvarez	Barahona	Carroll	Chatila	Hung	Jackson	Springer	Sultan
Skills and Experience
Executive leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Global business	✓	✓	✓	✓	✓	✓		✓
Public company experience	✓	✓	✓	✓	✓	✓	✓	✓
Solar industry experience	✓	✓		✓	✓	✓	✓	✓	✓
Semiconductor and electronics industry experience	✓	✓			✓	✓		✓
Advanced degree	✓	✓	✓	✓	✓	✓	✓	✓
Other board/trustee experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Audit committee financial expert(1)	✓		✓				✓
Tenure on FTC Board since	2017	2025	2024	2025	2017	2021	2025	2017	2025
Current FTC Board term expires	2026	2027	2028	2026	2027	2027	2028	2028	2026
Demographics - Age
Age	66	70	65	43	60	57	68	58	36
Demographics - Gender
Male	✓	✓	✓	✓	✓		✓	✓
Female						✓
Non-binary
Did not disclose gender									✓
Demographics - Background
African American or Black							✓
Alaskan Native or Native American
Asian	✓					✓
Hispanic or Latinx		✓	✓
Native Hawaiian or Pacific Islander
White				✓(2)	✓(2)			✓
Two or More Races or Ethnicities
LGBTQ+
Did not disclose background									✓

(1)	As defined in Item 407(d)(5) of Regulation S-K.
(2)	Self-identifies as Middle Eastern/North African

Board and Committee Meeting Attendance

All directors are expected to attend, in person or by teleconference or video conference, the Board meetings and meetings of the Board committees on which they serve. In accordance with our Corporate Governance Guidelines, each director is invited and encouraged to attend our Annual Meeting of Stockholders.

There was a total of five regularly scheduled and special meetings of the Board held during 2025. Also, during the same period, the Audit Committee held four meetings, the Compensation Committee held five meetings, and the Nominating and Corporate Governance Committee held one meeting. No current director serving during 2025 attended less than 75% of the aggregate of the Board meetings and meetings of the Board committees on which he or she served during the period they were on the Board. In addition, five members of the Board of Directors were in attendance during the Company's virtual 2025 Annual Meeting of Stockholders and seven members of the Board of Directors were in attendance during the Company's virtual Special Meeting of Stockholders held on September 4, 2025.

Director Independence

Our Board of Directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board of Directors has affirmatively determined that each of Tony Alvarez, Pablo Barahona, Lisan Hung, Darrell Jackson, Shaker Sadasivam, David Springer and Maximillian Sultan is an “independent director” under the rules of Nasdaq. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee consists of Tony Alvarez, Pablo Barahona, Darrell Jackson and Shaker Sadasivam, with Mr. Alvarez serving as chair. Our Audit Committee is responsible for, among other things:

•
selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•
assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;
•
assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•
assisting the Board of Directors in managing risks associated with AI, cybersecurity threats, providing oversight of management's cybersecurity risk management efforts, participating in strategic decisions and providing approvals of major initiatives related to cybersecurity (see "Part I, Item 1C. Cybersecurity" in our 2025 Annual Report to Shareholders for further information on our risk management, strategy and governance relating to cybersecurity and use of AI);
•
assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;
•
reviewing with management and our independent auditors the adequacy and effectiveness of our internal control over financial reporting processes;
•
assisting the Board of Directors in giving directions to and actively monitoring the performance of our internal audit function, which reports directly to the Audit Committee with "dotted line" reporting to management;
•
reviewing with management and our independent auditors our annual and quarterly financial statements;
•
assisting the Board of Directors in reviewing the design and operation of our management information systems, including plans for system upgrades and enhancements;
•
reviewing and overseeing all transactions between us and a related person for which review, or oversight is required by applicable law or that are required to be disclosed in our financial statements or SEC filings, and developing policies and procedures for the committee’s review, approval and/or ratification of such transactions;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•
preparing the Audit Committee report included in our annual proxy statement pursuant to the rules and regulations of the SEC.

Tony Alvarez, Pablo Barahona, Darrell Jackson and Shaker Sadasivam qualify as independent directors for purposes of serving on the Audit Committee under the corporate governance standards of Nasdaq and the independence requirements of Rule 10A-3 under the Exchange Act. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board of Directors has determined that each of Mr. Barahona,

Mr. Jackson and Mr. Sadasivam qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our corporate website at https://investor.ftcsolar.com.

Compensation Committee

Our Compensation Committee consists of Shaker Sadasivam, Lisan Hung and Darrell Jackson, with Mr. Sadasivam serving as chair. The Compensation Committee is responsible for, among other things:

•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;
•
reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;
•
reviewing and recommending to the Board of Directors the compensation of our directors;
•
appointing and overseeing any compensation consultants;
•
reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure, if and when required to be included in our annual proxy statement by the rules and regulations of the SEC ;
•
preparing the Compensation Committee report, if and when required to be included in our annual proxy statement by the rules and regulations of the SEC; and
•
reviewing and making recommendations with respect to our equity and equity-based compensation plans.

The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate.

Our Board of Directors has determined that each of Shaker Sadasivam, Lisan Hung and Darrell Jackson, meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules, including the heightened independence standards for members of a Compensation Committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at https://investor.ftcsolar.com.

Compensation Committee Consultant

The Compensation Committee has engaged an independent consultant, Aon Human Capital Solutions ("Aon"), a division of Aon plc, to assist the committee in its assessment of the appropriate levels and structure of compensation for executive management and the Board of Directors, as well as to assist in the design, strategy, governance and modeling of share usage from our equity incentive compensation programs through assessment of compensation programs in place at peer companies. Aon did not provide consulting services to us during 2025, other than with respect to executive and director compensation, including valuation of certain stock-based compensation awards with market conditions awarded to certain key employees in October 2025. The committee determined such services did not result in a conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Lisan Hung and Shaker Sadasivam with Ms. Hung serving as chair. The Nominating and Corporate Governance Committee is responsible for, among other things:

•
assisting our Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;
•
overseeing the evaluation of the Board of Directors and management, including participation of the Board members in continuing education activities;
•
reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines;
•
reviewing our succession planning process for the Chief Executive Officer and other members of our executive leadership team;

•
recommending members for each committee of our Board of Directors; and
•
recommending to the Board for approval any changes to our policies related to environmental, social and governance matters.

Our Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate, as well as the listing standards of the Nasdaq. The Nominating and Corporate Governance Committee may establish procedures, from time to time, regarding stockholder submission of recommendations for Board candidates.

Our Board of Directors has determined that each of Lisan Hung and Shaker Sadasivam meet the definition of "independent director" for purposes of serving on the Nominating and Corporate Governance Committee under Nasdaq rules. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at https://investor.ftcsolar.com.

Board Leadership Structure

Our current chair, Shaker Sadasivam, is an independent director and also serves as the lead director on the Board. Pursuant to our Corporate Governance Guidelines, when the chair of our Board of Directors is not an independent director, the independent directors on our Board will designate one of the independent directors to serve as the lead independent director. When the chair of our Board of Directors is an independent director, the duties of the lead director, which consist of coordinating the activities of the independent directors, coordinating the agenda for and presiding over sessions of the Board’s independent directors, and facilitating communications between the other members of the Board, will be part of the duties of the chair.

Background and Experience of Directors

Our Nominating and Corporate Governance Committee is responsible for reviewing with our Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•
significant accomplishment in his or her field;
•
personal and professional integrity;
•
ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
experience in the industries in which we compete;
•
experience as a board member or executive officer of another publicly held company;
•
diversity of background, racial, ethnic and gender diversity, and expertise and experience in substantive matters pertaining to our business relative to other Board members; and
•
conflicts of interest.

The Board's Role in Risk Oversight

Our Board has and exercises ultimate oversight responsibility with respect to the management of the strategic, operational, financial and legal risks facing the Company and its operations and financial condition. The Board is involved in setting our business and financial strategies and establishing what constitutes the appropriate level of risk for us. Various committees of the Board also have responsibility for risk management.

The Board delegated to its Audit Committee the responsibility to provide oversight of the Company’s management of risks associated with AI, cybersecurity threats, its accounting functions, financial and compliance risks and internal controls. It has delegated to its Nominating and Corporate Governance Committee the responsibility to oversee the effectiveness of our governance documentation, policies and procedures and our compliance programs.

The Compensation Committee is responsible for assessing the nature and degree of risk that may be created by our compensation policies and practices to ensure the appropriateness of risk-taking and their consistency with our business strategies. To conduct the assessment, the Compensation Committee, with the assistance of Aon, its independent compensation consultant, reviews our compensation policies and practices and in particular, our incentive plans, eligible participants, performance measurements, parties responsible for certifying performance achievement, and sums that could be earned to ensure that our compensation policies and practices do not encourage or create risk-taking that could be reasonably likely to have a material adverse impact on us.

The Board's Role in Succession Planning

The Board is also responsible for planning for future succession to the position of Chief Executive Officer, as well as certain other senior management positions. To assist the Board, the Chief Executive Officer shall periodically provide the Board with an assessment of persons considered potential successors to certain senior management positions and annually provide the Board with an assessment of other senior managers and their potential to succeed to the Chief Executive Officer position.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee will have at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Communications with the Board of Directors

Any interested party desiring to communicate with our Board of Directors, or any individual director may send a letter addressed to our Board of Directors as a whole or to individual directors, c/o Chief Financial Officer, 10900 Stonelake Blvd, Suite 100, Quarry Oaks II Building, Austin, Texas, 78759. The Chief Financial Officer has been instructed by the Board to screen the communications and promptly forward those to the full Board or to the individual director specifically addressed therein.

Director Compensation

Our non-employee directors are entitled to the following compensation, as applicable. The following compensation for non-employee directors was approved by our Board of Directors at the time of the Company's IPO based on advice from Aon:

Cash Compensation

Each non-employee director will receive, in respect of his or her service on our Board of Directors, an annual cash retainer equal to $50,000. Beginning in 2026, these annual retainers became payable in equal quarterly installments.

The non-employee chair of the Board is entitled to receive, in respect of his or her service as the non-employee chair of the Board, an additional annual cash retainer equal to $30,000, payable in equal quarterly installments.

Each committee chair is entitled to receive the following additional annual cash compensation for service on our Board of Directors and its committees, in each case payable in equal quarterly installments:

•
$20,000 annual cash retainer for service as the committee chair of the Audit Committee;
•
$15,000 annual cash retainer for service as the committee chair of the Compensation Committee; and
•
$10,000 annual cash retainer for service as the committee chair of the Nominating and Corporate Governance Committee

Beginning in 2026, non-chair members of each committee are entitled to receive the following additional annual cash compensation for committee service, in each case payable in equal quarterly installments:

•
$10,000 annual cash retainer for service on the Audit Committee;
•
$7,500 annual cash retainer for service on the Compensation Committee; and
•
$5,000 annual cash retainer for service on the Nominating and Corporate Governance Committee

Such fees will be prorated for any partial year of service.

Equity Compensation

With respect to 2025, upon each non-employee director’s appointment to our Board of Directors, the director received, in respect of the director's service on our Board of Directors, an initial grant of RSUs as specified by the Board equal to 1.5 times the number of shares determined by the Board for an annual grant. The initial grant will vest in three equal installments on each of the first three anniversaries of the date of grant, subject in each case to the non-employee director’s continued service on our Board of Directors through and including the applicable vesting date.

Beginning in 2026, upon each non-employee director’s appointment to our Board of Directors, the directors will receive, in respect of the director's service on our Board of Directors, an initial grant of 37,500 RSUs. The initial grant will vest in three equal installments on each of the first three anniversaries of the date of grant, subject in each case to the non-employee director’s continued service on our Board of Directors through and including the applicable vesting date.

During 2025, each non-employee director received, in respect of his or her service on our Board of Directors, an annual grant of RSUs as specified by the Board equal to (i) 50% of the number of awards valued at $155,000, plus (ii) 50% of the number of awards determined based on (a) the percentage representing the median of equity awards granted to directors by our peer companies, in relation to the outstanding shares of those companies, multiplied by (b) the number of shares of our outstanding stock. The annual grant will be upon the director's initial appointment to the Board and, in subsequent years, on the date of each annual meeting of stockholders. Each annual grant will vest in one year from the date of grant, subject to the non-employee director's continued service on our Board of Directors through and including such vesting date.

Beginning in 2026, each non-employee director will receive, in respect of his or her service on our Board of Directors, an annual grant of 25,000 RSUs. The annual grant is upon the director's initial appointment to the Board and, in subsequent years, on the date of each annual meeting of stockholders. Each annual grant will vest in one year from the date of grant, subject to the non-employee director's continued service on our Board of Directors through and including such vesting date.

Other Benefits

Each of our non-employee directors will, at the director's election, be partially reimbursed for his or her cost of procuring health insurance coverage for the director and his or her dependents, as determined in the discretion of the Compensation Committee.

2025 Fiscal Year Director Compensation Table

The following table sets forth information regarding compensation earned by or paid to our directors and our Board observer for the 2025 Fiscal Year.

Name	Fees Earned or Paid in Cash $	Stock Awards(1) $	All Other Compensation $	Total $
Shaker Sadasivam(2)	95,000	41,517	—	136,517
Tony Alvarez(3)	29,167	114,667	—	143,834
Pablo Barahona	50,000	41,517	—	91,517
Anthony Carroll(4)	2,083	125,766	—	127,849
Ahmad Chatila	50,000	41,517	—	91,517
Lisan Hung(5)	60,000	41,517	—	101,517
Darrell Jackson(6)	33,333	87,916	—	121,249
Dean Priddy(7)	40,834	59,787	—	100,621
David Springer	50,000	41,517	—	91,517
Maximillian Sultan(8)	—	—	—	—

(1)
Members of the Board of Directors are eligible to receive grants of RSUs under the 2021 Plan upon initial election to the Board of Directors and annually thereafter on the date of each annual meeting of stockholders, the number of which is determined based on a formula described under "Equity Compensation" above. Grants made upon initial election to the Board of Directors will vest in three equal installments on each of the first three anniversaries of the date of grant, subject in each case to the non-employee director’s continued service on our Board of Directors through and including the applicable vesting date. The annual RSU awards will vest in full on the first anniversary of the date of grant subject to continued service by the director. Amounts shown in the table above represent the aggregate grant date fair value of the restricted stock unit awards made to each non-employee director during the 2025 Fiscal Year, computed in accordance with FASB ASC Topic 718. For the year ended December 31, 2025, we consider the closing price of our common stock, as reported on Nasdaq, to be the fair value of our RSU grants with service or performance-based vesting terms. RSU grants to our directors were as follows:

Name	Initial RSU grant upon election to Board (#)	Grant date fair value of initial RSU grant upon election to Board ($)	Annual RSU grant (#)	Grant date fair value of annual RSU grant ($)
Shaker Sadasivam	—	—	9,045	41,517
Tony Alvarez	13,567	73,126	7,707	41,541
Pablo Barahona	—	—	9,045	41,517
Anthony Carroll	13,567	125,766	—	—
Ahmad Chatila	—	—	9,045	41,517
Lisan Hung	—	—	9,045	41,517
Darrell Jackson	13,567	46,399	9,045	41,517
Dean Priddy	—	—	9,045	59,787
David Springer	—	—	9,045	41,517

(2)
Mr. Sadasivam is Chair of the Board of Directors and is also Chair of the Compensation Committee of the Board.
(3)
Mr. Alvarez was appointed to the Board of Directors, effective August 5, 2025, and is Chair of the Audit Committee. The annual RSU grant to Mr. Alvarez was prorated for the remaining period of time until the 2026 Annual Meeting of Stockholders.
(4)
Mr. Carroll was appointed to the Board of Directors, effective December 15, 2025.
(5)
Ms. Hung is Chair of the Nominating and Corporate Governance Committee of the Board.
(6)
Mr. Jackson was appointed to the Board of Directors, effective April 28, 2025.
(7)
Mr. Priddy resigned from the Board of Directors, effective August 4, 2025. Mr. Priddy's annual stock award granted on June 12, 2025, was forfeited upon his resignation without vesting and replaced with a fully vested grant for an equivalent number of shares of common stock upon his resignation.
(8)
Mr. Sultan was nominated to the Board by AV Securities, Inc. pursuant to the terms of the Promissory Note placement which closed in December 2024. As such, the Company does not compensate Mr. Sultan for his service on the Board of Directors.

As of December 31, 2025, our directors held the following unvested restricted stock unit awards in the aggregate:

Name	RSUs outstanding #
Shaker Sadasivam	9,045
Tony Alvarez	21,274
Pablo Barahona	18,091
Anthony Carroll	13,567
Ahmad Chatila	9,045
Lisan Hung	9,045
Darrell Jackson	22,612
David Springer	9,045
Maximillian Sultan	—

No director held any outstanding stock option awards as of December 31, 2025.

PROPOSAL 2:

Stock Issuance Proposal

We are seeking stockholder approval, in accordance with Nasdaq Listing Rule 5635(d), of the potential future issuance of shares of the Company's common stock to Lincoln Park pursuant to the terms of the Purchase Agreement in an amount equal to or in excess of 20% of the Company's common stock outstanding as of August 4, 2026. Upon receipt of stockholder approval of this matter, we will be able to issue shares of common stock equal to or in excess of 20% of our common stock outstanding on the date the Purchase Agreement was executed without further action from our stockholders and without violating Nasdaq rules.

Background

On August 4, 2026,we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park committed to purchase, at our direction from time to time, up to an aggregate of $20.0 million of our common stock, subject to the terms and conditions set forth in the Purchase Agreement. We also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement” and, together with the Purchase Agreement, the “Agreements”), pursuant to which the Company agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement covering the resale by Lincoln Park of the shares of common stock that have been and may be issued and sold to Lincoln Park under the Purchase Agreement, including the commitment shares described below, and to take such other actions as are reasonably necessary to maintain the effectiveness of such registration statement as provided in the Registration Rights Agreement.

Under the terms of the Purchase Agreement, from and after August 21, 2026 (the “Commencement Date”), the Company has the right, but not the obligation, in its sole discretion to direct Lincoln Park to purchase shares of common stock from time to time over a period of up to 24 months for aggregate gross proceeds to the Company of up to $20.0 million, subject to certain limitations contained in the Purchase Agreement. Lincoln Park has no right to require the Company to sell any shares of common stock, but Lincoln Park is obligated to make purchases of common stock from the Company as directed by the Company in accordance with the Purchase Agreement.

From and after the Commencement Date, on any business day on which the closing sale price of the common stock is not less than $1.00 per share, the Company may, by written notice, direct Lincoln Park to purchase up to 20,000 shares of common stock (a “Regular Purchase”), which amount may be increased to up to 30,000 shares of common stock if the closing sale price is not below $2.00 per share, up to 40,000 shares of common stock if the closing sale price is not below $3.00 per share of common stock, and up to 50,000 shares if the closing sale price is not below $4.00 per share of common stock, in each case subject to a maximum dollar amount of $1,000,000 per Regular Purchase. The purchase price per share for each Regular Purchase will be equal to 97% of the lower of (i) the lowest sale price of the common stock on the applicable purchase date and (ii) the average of the three lowest closing sale prices of the common stock during the ten consecutive business days immediately preceding the applicable purchase date. Regular Purchases may be effected as frequently as each business day after the close of trading so that the applicable purchase price is fixed and known at the time the Company elects to sell shares to Lincoln Park.

In addition, if the Company directs Lincoln Park to purchase the maximum number of shares permitted in a Regular Purchase on an applicable purchase date, then, in addition to such Regular Purchase and subject to the satisfaction of certain conditions and limitations set forth in the Purchase Agreement, the Company may also direct Lincoln Park to purchase additional shares of common stock in an accelerated purchase (an “Accelerated Purchase”) on the following business day. For an Accelerated Purchase, Lincoln Park will purchase the lesser of (i) three times the regular purchase share limit for the corresponding Regular Purchase and (ii) 30% of the trading volume on the Accelerated Purchase date as specified in the Purchase Agreement, at a purchase price per share equal to the lower of 97% of (x) the closing sale price on the Accelerated Purchase date and (y) the volume-weighted average price during the measurement period specified in the Purchase Agreement for such date. Subject to satisfaction of the applicable conditions, the Company may direct multiple Accelerated Purchases in a single trading day.

The Purchase Agreement contains customary terms, conditions, representations and warranties, and indemnification obligations of the parties. The Company may terminate the Purchase Agreement at any time after the Commencement Date, for any reason or no reason, upon one business day’s prior written notice to Lincoln Park, at no cost or penalty. Following the Commencement Date, upon the occurrence of specified suspension events described in the Purchase Agreement, including, among others, the unavailability of the registration statement for resales, trading suspensions, certain breaches of representations or covenants having or reasonably likely to have a material adverse effect, and certain listing or eligibility events, the Company will not be permitted to direct Lincoln Park to purchase shares until the applicable suspension event is cured or waived; provided that Lincoln Park does not have the right to terminate the Purchase Agreement as a result of any such suspension event. In addition, the Purchase Agreement prohibits the Company from directing Lincoln Park to purchase any shares of common stock if such shares, when aggregated with all other shares then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park beneficially owning more than 4.99% of the outstanding shares of common stock, which beneficial ownership cap may be increased by Lincoln Park to up to 9.99% upon 61 days’ prior written notice to the Company.

As consideration for Lincoln Park’s commitment to purchase shares under the Purchase Agreement, on the date of the Purchase Agreement the Company issued to Lincoln Park 60,145 shares of common stock (the “Commitment Shares”).

Lincoln Park has agreed that it will not engage in or effect, directly or indirectly, any short sales of or hedging transactions that establish a net short position in the common stock at any time. The Agreements do not contain financial or business covenants, limitations on the use of proceeds or rights of first refusal or participation rights. The Purchase Agreement prohibits the Company from entering into another equity line of credit or substantially similar arrangement during the 24-month term of the Purchase Agreement; however, the Company may enter into or maintain an at-the-market offering program with a registered broker-dealer.

The foregoing summary of the material terms of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which were filed as Exhibits 10.1 and 10.2, respectively, to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2026.

Requirement of Stockholder Approval

Our common stock is listed on The Nasdaq Capital Market, and as such we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of an issuer prior to a private placement for less than the applicable “Minimum Price.” Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

Under the Purchase Agreement, we may not issue and sell more than 3,290,604 shares (including the Commitment Shares) (the “Exchange Cap”) to Lincoln Park under the Purchase Agreement, which amount equals 19.99% of our outstanding shares of common stock as of the date of the Purchase Agreement, unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all shares of common stock issued to Lincoln Park under the Purchase Agreement equals or exceeds $2.7564 per share.

As a result of this requirement, we are required to seek stockholder approval to issue shares of our common stock pursuant to the Purchase Agreement in excess of the Exchange Cap. Our board of directors is not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement or the consummation of the transactions therein, except the potential future issuance of shares of common stock in excess of the Exchange Cap.

Effect on Current Stockholders of Issuance of Common Stock under the Purchase Agreement

Each additional share of our common stock that would be issuable to Lincoln Park pursuant to the Purchase Agreement would have the same rights and privileges as each share of our currently outstanding common stock. The issuance of shares of our common stock to Lincoln Park pursuant to the terms of the Purchase Agreement will not affect the rights of the holders of our outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of common stock issuable to Lincoln Park could adversely affect prevailing market prices of our shares of common stock.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve this Proposal, we will be unable to issue shares of common stock to Lincoln Park pursuant to the Purchase Agreement in excess of the Exchange Cap if sold at a price less than the Minimum Price.

Effect of Approval

Upon obtaining the stockholder approval requested in this Issuance Proposal, we would no longer be bound by the Nasdaq Listing Rule 5635(d) restrictions on issuances of common stock to Lincoln Park. If this Proposal is approved by our stockholders, we would be able to issue more than the original Exchange Cap (or 3,290,604 shares, which includes the Commitment Shares) to Lincoln Park under the Purchase Agreement at a price less than the Minimum Price. The maximum number of shares of common stock that we may issue would fluctuate from time to time based on the price of our common stock; however, in no event would we issue more than $20 million in value of our common stock under the Purchase

Agreement. In addition, the additional shares that we could issue to Lincoln Park will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Annual Meeting. Abstentions will have no effect on the results of the vote on Proposal No. 2. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm on this Proposal No. 2. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of the vote on Proposal No. 2.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK TO LINCOLN PARK PURSUANT TO THE PURCHASE AGREEMENT IN AN AMOUNT EQUAL TO OR IN EXCESS OF 20% OF THE COMPANY’S COMMON STOCK OUTSTANDING AS OF AUGUST 4, 2026 UNDER PROPOSAL 2.

PROPOSAL 3:

Auditor Ratification Proposal

The Audit Committee approved the appointment of BDO as the Company's independent registered public accounting firm for our fiscal years ended December 31, 2025 and 2024.

The Board is submitting our appointment of BDO as our registered public accounting firm for the fiscal year ending December 31, 2026 for stockholder ratification at the Annual Meeting. A representative of BDO will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

The Company’s bylaws do not require that stockholders ratify the appointment of BDO as our independent registered public accounting firm. The Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of BDO, the Audit Committee will reconsider whether or not to retain BDO as FTC Solar’s independent registered public accounting firm but may determine to do so. Even if the appointment of BDO is ratified by the stockholders, the Audit Committee may change the appointment at any time if it determines that a change would be in the best interests of FTC Solar and its stockholders.

Principal Accountant Fees

Aggregate fees paid to BDO for professional services as our independent auditor during 2025 and 2024 were as follows.

	Year ended December 31,
(in thousands)	2025	2024
Audit fees	$905	$809
Audit-related fees	—	—
Tax fees	—	—
All other fees	13	—
Total	$918	$809

Audit fees: Audit fees are primarily for the audits of the Company's consolidated financial statements included in the Annual Reports on Form 10-K and reviews of the Company's consolidated financial statements included in the Quarterly Reports on Form 10-Q during each respective year, as well as required comfort letters and consents that generally only the auditor can reasonably provide.

Audit-related fees: BDO did not provide audit-related services to the Company in either 2025 or 2024.

Tax fees: BDO did not provide tax compliance services to the Company in either 2025 or 2024.

All other fees: Inventory count observation services were provided in 2025 in connection with the November 2025 acquisition of 100% of the Membership Interests in Alpha Steel.

Audit work performed by persons other than BDO's full-time, permanent employees during each of the years ended December 31, 2025 and 2024 did not exceed 50% of total hours expended in either year.

The Audit Committee of the Board of Directors approved all services provided by BDO prior to the performance of those services and will approve all services to be provided by BDO in the future prior to the performance of those services.

Vote Required

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person, or represented by proxy, and entitled to vote on such matter at the Annual Meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR this proposal. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Broker non-votes, if any, will not have any effect on determining the outcome of this proposal. As this matter is considered “routine” under Nasdaq rules, brokers generally have discretionary authority to vote uninstructed shares on this proposal, so broker non-votes are not expected on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026 UNDER PROPOSAL 3.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s management of risks associated with AI, cybersecurity threats, its accounting functions, financial and compliance risks and internal controls. The Audit Committee is composed of four directors, each of whom is independent under the listing rules of Nasdaq and Exchange Act Rule 10A-3. The Audit Committee operates under a written charter approved by the Board of Directors and held four meetings in 2025. A copy of the Audit Committee's charter is available on the Company’s website at https://investor.ftcsolar.com by clicking on the “Corporate Governance” section.

The Audit Committee approved the appointment of BDO as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024.

Management is responsible for the Company’s internal control over financial reporting, disclosure controls and procedures and the financial reporting process. During 2025, BDO was responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board ("PCAOB") standards and issuing a report thereon. Since the Company is an "emerging growth company" as defined in the Jumpstart Our Business Startups Act, and a non-accelerated filer under SEC regulations, BDO was not required to opine on the effectiveness of the Company's internal control over financial reporting in connection with their audit. The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of the internal audit function. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and BDO to review and discuss the audited consolidated financial statements for the fiscal year ended December 31, 2025. The Audit Committee also discussed with BDO the matters required by the applicable requirements of the PCAOB and SEC. In addition, the Audit Committee received the written disclosures from BDO required by applicable requirements of the PCAOB regarding our independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with BDO its independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and BDO, and the Audit Committee’s review of the representations of management and BDO, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2025 filed with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE

Tony Alvarez, Chair
Pablo Barahona
Darrell Jackson
Shaker Sadasivam

INFORMATION ABOUT FTC SOLAR, INC. MANAGEMENT

Our Executive Officers and Leadership

Each officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly appointed or until his or her earlier resignation or removal. There are no family relationships among any of our directors or officers. The following table sets forth the names, ages and positions of our officers as of the date of this proxy statement.

Name	Age	Position
Anthony Carroll	43	President and Chief Executive Officer, Director
Sasan Aminpour	63	Chief Operating Officer
Cathy Behnen	63	Chief Financial Officer
Patrick Cook	43	Senior Vice President, Capital Markets and Business Development

Anthony Carroll was appointed by our Board of Directors as the Company's President and Chief Executive Officer, effective April 29, 2026, replacing Mr. Yann Brandt who departed as the Company's President and Chief Executive Officer and as a Company director, effective April 29, 2026. Mr. Carroll was the CEO of Veev, a fully owned subsidiary of Lennar focused on efficient and sustainable homebuilding, prior to joining FTC Solar. Prior to joining Veev in early 2024, he was the President of Powin, a global leader in energy storage systems. Before joining Powin in 2022, he served as Managing Director at Siemens Gamesa Electric, leading the Power Conversion and Energy Storage business in North America. He also served in leadership roles for Schneider Electric and Power Electronics. He holds an MBA from Rey Juan Carlos University in Madrid and a Licentiate degree from the University of Valencia.

Sasan Aminpour was appointed Chief Operating Officer, effective March 1, 2023, with responsibility for the Company's procurement and supply chain, project execution, field operations and engineering organizations. Mr. Aminpour served as our Senior Vice President of Operations from July 2022, when he joined the Company in connection with the acquisition of HX Tracker in which he was one of the owners, until February 2023. From 2012 to 2016, he served as Senior Vice President of Operations responsible for the global EPC (engineering, procurement, construction) function at SunEdison (formerly MEMC Electronic Materials). Earlier in his career, he served as the Senior Vice President of operations for Cypress Semiconductor and prior to that as an operations strategy consultant for McKinsey & Company ("McKinsey"). Mr. Aminpour holds a Master of Science in Computer Integrated Engineering from Middlesex University, UK and a Bachelor of Science in Industrial Engineering from Bosphorus University, Turkey.

Cathy Behnen was appointed Chief Financial Officer on February 12, 2024, having served in this role on an interim basis since November 2, 2023. Ms. Behnen has also been our Chief Accounting Officer since 2020. Prior to joining FTC Solar in 2020, her experience included more than 20 years in financial leadership roles, including serving as CFO and VP of Finance at Penn National Gaming Hollywood Casino Jamul – San Diego from 2017 to 2020, and as the Vice President of Finance and Corporate Controller of The Cosmopolitan of Las Vegas from 2015 to 2017. She also served as Head of Global Audit and Vice President of Business Operations at SunEdison from 2010 to 2015 and was a Partner at the accounting firm RubinBrown LLP. She is a Certified Public Accountant and holds a Bachelor of Science in Accounting from the University of Missouri - Columbia and an MBA from Saint Louis University. There were no arrangements or understandings between Ms. Behnen and any other persons pursuant to which she was selected as Chief Financial Officer.

Patrick M. Cook has been our Senior Vice President, Capital Markets and Business Development since May 14, 2024. From March 31, 2022 through May 14, 2024, Mr. Cook was our Chief Commercial Officer overseeing sales and sales engineering, plus all capital markets functions. Prior to that he served as our Chief Financial Officer and Treasurer from July 2019 to March 31, 2022. Immediately prior to becoming our Chief Financial Officer, Mr. Cook worked in the corporate finance division of Dot Foods. From 2011 to 2017, Mr. Cook held multiple positions at SunEdison, including Vice President of Capital Markets and Corporate Finance and Treasurer of the Solar Energy Business Division. From 2006 to 2011, Mr. Cook held multiple leadership roles within Bank of America’s Structured Finance division, including Vice President of Structured Finance. Mr. Cook holds a Bachelor of Science degree in finance and quantitative methods from Bradley University.

Executive Compensation

We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to the following “Named Executive Officers,” which are the individuals who served as principal executive officer and the next two most highly compensated executive officers at the end of the fiscal year ended December 31, 2025 (the "2025 Fiscal Year").

Mr. Shaker Sadasivam, our Chairman of the Board, performed limited duties of the principal executive officer, from November 2, 2023 until August 19, 2024 consisting solely of signing the Company's annual and quarterly reports. Mr. Sadasivam was not compensated for performing these services and was not appointed as an officer of the Company. All compensation reported for Mr. Sadasivam in the Summary Compensation Table below was paid with respect to his services as a director pursuant to our regular director compensation program, as described in the section entitled “Director Compensation” above.

The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the 2025 and 2024 Fiscal Years, as applicable. Our compensation packages for the Named Executive Officers primarily consist of base salary, annual bonus and long-term incentive awards consisting of restricted stock unit awards and, in certain cases, stock options.

Summary Compensation Table

Name and Principal Position	Year(1)	Salary $(2)	Bonus $(2)	Stock Awards $(1)	Option Awards $	Non-Equity Incentive Plan Compensation $	All Other Compensation $(3)	Total $
Shaker Sadasivam(4) Chair, Board of Directors	2024	—	—	44,076	—	—	95,000	139,076
Yann Brandt(5) Former President and Chief Executive Officer	2025	650,000	275,000	3,695,000	—	—	10,620	4,630,620
	2024	225,000	1,100,000	1,033,025	—	—	7,792	2,365,817
Sasan Aminpour(6) Chief Operating Officer	2025	364,000	—	1,191,000	—	—	14,792	1,569,792
	2024	364,000	—	—	—	—	15,200	379,200
Cathy Behnen(7) Chief Financial Officer	2025	390,000	—	1,396,000	—	—	10,392	1,796,392
	2024	381,250	—	141,120	—	—	10,490	532,860
Patrick Cook(8) Senior Vice President Capital Markets and Business Development	2025	358,943	—	1,479,000	—	—	16,161	1,854,104
	2024	358,943	—	—	—	—	66,986	425,929

(1)
Stock awards granted during 2025 and 2024 are shown in the table below.

Name	Supplemental/ initial RSU grant (#)	Grant date fair value of supplemental/ initial RSU grant ($)	RSU grant with market conditions (#)	Grant date fair value of RSU grant with market conditions ($)
2025 -
Yann Brandt	125,000	415,000	400,000	3,280,000
Sasan Aminpour	50,000	166,000	125,000	1,025,000
Cathy Behnen	50,000	166,000	150,000	1,230,000
Patrick Cook	75,000	249,000	150,000	1,230,000
2024 -
Shaker Sadasivam	9,045	44,076	N/A	N/A
Yann Brandt	400,000	980,800	250,000	52,225
Sasan Aminpour	—	—	—	—
Cathy Behnen	20,000	141,120	—	—
Patrick Cook	—	—	—	—

(2)
Amounts in these columns reflect cash salary and bonus earned by the Named Executive Officers with respect to the relevant fiscal year. See the section entitled “Employment Agreements with Named Executive Officers” below for additional details. Mr. Brandt and Ms. Behnen first became Named Executive Officers in 2024. Mr. Brandt served as the Company's President and Chief Executive Officer, from August 19, 2024 to April 29, 2026, and Ms. Behnen was appointed Chief Financial Officer on a permanent basis, effective February 12, 2024.
(3)
Amounts in this column reflect (i) in the case of Mr. Sadasivam, $95,000 for his annual cash retainer, (ii) in the case of Mr. Brandt (a) for 2025, company-paid life insurance premiums of $120 and $10,500 in 401(k) matching contributions, and (b) for 2024, company-paid life insurance premiums of $42 and $7,750 in 401(k) matching contributions, (iii) in the case of Mr. Aminpour, (a) for 2025, company-paid life insurance premiums of $792 and $14,000 in 401(k) matching contributions, and (b) for 2024, company-paid life insurance premiums of $640 and $14,560 in 401(k) matching contributions, (iv) in the case of Ms. Behnen (a) for 2025, $792 for company-paid life insurance premiums and $9,600 in 401(k) matching contributions, and (b) for 2024, $640 for company-paid life insurance premiums and $9,850 in 401(k) matching contributions, and (v) in the case of Mr. Cook, (a) for 2025, sales commission payments of $2,558, company-paid life insurance premiums of $120 and $13,483 in 401(k) matching contributions, and (b) for 2024, sales commission payments of $53,569, company-paid life insurance premiums of $97 and $13,320 in 401(k) matching contributions.

(4)
Mr. Shaker Sadasivam, our Chairman of the Board, performed limited duties of the principal executive officer, from November 2, 2023 until August 19, 2024 consisting solely of signing the Company's annual and quarterly reports. Mr. Sadasivam did not receive any additional compensation with respect to these services. All compensation reported for Mr. Sadasivam in the Summary Compensation Table above was paid with respect to his services as a director pursuant to our regular director compensation program, as described in the section entitled “Director Compensation” above. In total, Mr. Sadasivam in 2024 received an annual grant of RSUs valued at $44,076 with respect to his service as a director and a cash retainer of $95,000.
(5)
Mr. Brandt served as the Company's President and Chief Executive Officer, from August 19, 2024 to April 29, 2026. For 2025, Mr. Brandt's earned salary was paid in cash, and he received $275,000 in cash associated with a portion of his remaining incremental sign-on bonus earned in 2025 based on continued service through October 1, 2025. As shown in footnote (1) above, Mr. Brandt also received (i) a supplemental grant of time-based RSUs valued at $415,000, vesting over a 4-year period from date of grant, made in May 2025, and (ii) a grant of RSUs valued at $3,280,000, made in October 2025, which can be earned based on (a) achievement of specified price levels of the Company's common stock during a three-year period following grant, and (b) continued service for a specified period of time following achievement. For 2024, Mr. Brandt's earned salary was paid in cash and he received in cash a portion of his upfront and incremental sign-on bonuses, as described further in the section entitled "Employment Agreements with Named Executive Officers" below. During 2024, Mr. Brandt earned an $825,000 sign-on bonus and the first installment of an incremental sign-on bonus totaling $275,000 due on October 1, 2024, per the terms of his Employment Agreement. At December 31, 2024, the Company had paid Mr. Brandt a total of $550,000 and owed Mr. Brandt the remainder of his upfront and incremental sign-on bonuses totaling $550,000, which was paid in cash to Mr. Brandt during 2025, or utilized for payments by the Company on behalf of Mr. Brandt for taxes due from vesting of certain of his RSUs in 2025. In 2024, Mr. Brandt received initial equity awards upon joining the Company consisting of time-based RSUs with a grant date fair value of $980,800 and RSUs which vest based on the occurrence of certain target price hurdles of our common stock valued at $52,225.
(6)
Mr. Aminpour was named Chief Operating Officer effective March 1, 2023. For 2025 and 2024, Mr. Aminpour's earned salary was paid in cash. As shown in footnote (1) above, Mr. Aminpour also received (i) a supplemental grant of time-based RSUs valued at $166,000, vesting over a 4-year period from date of grant, made in May 2025, and (ii) a grant of RSUs valued at $1,025,000, made in October 2025, which can be earned based on (a) achievement of specified price levels of the Company's common stock during a three-year period following grant, and (b) continued service for a specified period of time following achievement.
(7)
Ms. Behnen was named Chief Financial Officer on a permanent basis on February 12, 2024, after serving as Chief Financial Officer on an interim basis since November 2, 2023. For 2025 and 2024, Ms. Behnen's earned salary was paid in cash. As shown in footnote (1) above, Ms. Behnen also received (i) a supplemental grant of time-based RSUs valued at $166,000, vesting over a 4-year period from date of grant, made in May 2025, and (ii) a grant of RSUs valued at $1,230,000, made in October 2025, which can be earned based on (a) achievement of specified price levels of the Company's common stock during a three-year period following grant, and (b) continued service for a specified period of time following achievement. In 2024, Ms. Behnen received an initial RSU award upon being named Chief Financial Officer with a grant date fair value of $141,120.
(8)
For 2025 and 2024, Mr. Cook's earned salary was paid in cash. As shown in footnote (1) above, Mr. Cook also received (i) a supplemental grant of time-based RSUs valued at $249,000, vesting over a 4-year period from date of grant, made in May 2025, and (ii) a grant of RSUs valued at $1,230,000, made in October 2025, which can be earned based on (a) achievement of specified price levels of the Company's common stock during a three-year period following grant, and (b) continued service for a specified period of time following achievement.

Employment Agreements with Named Executive Officers

Each of our Named Executive Officers (excluding Mr. Sadasivam, our non-employee Chair of the Board) was a party to an employment agreement with us either during the 2025 or 2024 Fiscal Years, or both, as described in greater detail below.

Anthony Carroll Employment Agreement

In connection with Mr. Carroll’s appointment as President and Chief Executive Officer, effective April 29, 2026, the Company and Mr. Carroll entered into an employment agreement dated May 4, 2026 (the “Carroll Employment Agreement”). The Carroll Employment Agreement provides for the following.

•
Mr. Carroll will receive an annual base salary of $700,000. His annual target incentive award will be 100% of his base salary, with the potential to receive a maximum of 200% of his base salary upon achievement of certain overperformance goals. The annual target incentive award will be based on the achievement of performance criteria established by the Board or the Compensation Committee of the Board.
•
Mr. Carroll will receive a sign-on cash payment of $900,000 (the “Carroll Sign-On Bonus Payment”) payable in two installments of $450,000 on April 1, 2027 and April 1, 2028 (each, a “Carroll Sign-On Bonus Payment Date”), so long as Mr. Carroll is an active employee on the applicable Carroll Sign-On Bonus Payment Date. The Carroll Sign-On Bonus Payment is subject to certain repayment provisions in the event that Mr. Carroll’s employment is terminated by the Company for cause (as defined in the Carroll Employment Agreement) or Mr. Carroll resigns his employment other than for good reason (as defined in the Carroll Employment Agreement) prior to the second anniversary of his appointment as Chief Executive Officer and President.
•
The Company agreed to grant to Mr. Carroll the following RSUs pursuant to and subject to the Company’s 2021 Stock Plan, as amended.
o
400,000 RSUs (the “Carroll Time-Based RSUs”) that will vest as follows: (1) 200,000 of the Carroll Time-Based RSUs (the “Carroll Three-Year Time-Based RSUs”) will vest over a three-year period with 33.33%

of the Carroll Three-Year Time-Based RSUs vesting on the first anniversary of the grant date and with 1/36 of the Carroll Three-Year Time-Based RSUs vesting at the end of each month during the 24-month period following the first vesting date; and (2) 200,000 of the Carroll Time-Based RSUs (the “Carroll Four-Year Time-Based RSUs”) will vest over a four-year period with 25% of the Carroll Four-Year Time-Based RSUs vesting on the one-year anniversary of the grant date and with 1/48 of the Carroll Four-Year Time-Based RSUs vesting at the end of each month during the 36-month period following the first vesting date; and
o
200,000 RSUs (the “Carroll Share Target RSUs”) that will vest over a three-year period, subject to the attainment of the following common stock share value hurdles: (i) 50% of the Carroll Share Target RSUs are allocated to the achievement of a $10 Price Hurdle (as defined in the Carroll Employment Agreement), and (ii) 50% of the Carroll Share Target RSUs are allocated to the achievement of a $20 Price Hurdle. The Carroll Share Target RSUs will vest in accordance with the vesting calculation rules set forth in the Carroll Employment Agreement on the next subsequent anniversary of the grant date during the three-year performance period during which a Price Hurdle is achieved.
•
Mr. Carroll will not be entitled to any other equity incentive awards during 2026, 2027 and 2028, except as the Board or the Compensation Committee of the Board (the “Compensation Committee”) otherwise determine.
•
Mr. Carroll will be eligible to participate in all benefit plans that the Company makes available to its executives generally.
•
If Mr. Carroll is terminated by the Company without cause or if he resigns for good reason, other than on or following a change in control (as defined in the Carroll Employment Agreement), Mr. Carroll will be entitled to receive the following, provided he is in compliance with applicable restrictive covenants under the Carroll Employment Agreement and he signs a release which becomes effective: (i) cash severance equal to 1.5 times his base salary; (ii) his Carroll Time-Based RSUs will vest in full; (iii) any unpaid annual cash bonus for the immediately preceding fiscal year and a pro rata annual cash bonus for the year in which the termination occurs for days worked through the termination date, based on actual Company financial performance, in each case payable at the same time as annual cash bonuses are paid to senior officers of the Company; (iv) a prorated portion of the Carroll Sign-On Bonus Payment payable following the termination date; and (v) COBRA benefits and a lump sum payment equal to the cost of COBRA benefits for Mr. Carroll, his spouse and his eligible dependents for a period of 18 months following his termination.
•
If, on or within 12 months following a change in control, Mr. Carroll is terminated by the Company without cause or if he resigns for good reason, Mr. Carroll will be entitled to receive the following, provided he is in compliance with applicable restrictive covenants under the Carroll Employment Agreement and he signs a release which becomes effective: (i) cash severance equal to two times the sum of his base salary and target bonus; (ii) any unpaid annual cash bonus for the immediately preceding fiscal year and a pro rata annual cash bonus for the year in which the termination occurs for days worked through the termination date, based on actual Company financial performance, in each case payable at the same time as annual cash bonuses are paid to senior officers of the Company; (iii) COBRA benefits and a lump sum payment equal to the cost of COBRA benefits for Mr. Carroll, his spouse and his eligible dependents for a period of 18 months following his termination; and (iv) his stock option awards will become fully vested and exercisable, his RSUs with time-based vesting (including the Carroll Time-Based RSUs) will vest in full, and his performance stock units (including the Carroll Share Target RSUs) will become vested in the full amount associated with a given performance condition that has been satisfied upon such change in control or within the 12 months after the change in control, including the share price of the Company that is achieved in connection with the valuation determined as part of the change in control.

Yann Brandt Employment Agreement

Mr. Brandt served as the Company's President and Chief Executive Officer, from August 19, 2024 ("Brandt Effective Date") to April 29, 2026.

In connection with Mr. Brandt's appointment to the role of President and Chief Executive Officer in August 2024, the Company and Mr. Brandt entered into an employment agreement dated July 17, 2024 (the "Brandt Employment Agreement"). His employment agreement provided for the following:

•
An annual base salary of $650,000 and an annual target incentive award of 100% of his base salary;
•
A sign-on cash payment of $825,000 payable following the Brandt Effective Date (the "Brandt Upfront Sign-On Bonus Payment"). As of December 31, 2025, this amount has been paid in cash to Mr. Brandt or was utilized for payment by the Company on behalf of Mr. Brandt for taxes due from vesting of certain of his RSUs in 2025. Additionally, Mr. Brandt was to receive a one-time cash payment of $275,000 on each of October 1, 2024,

October 1, 2025, and October 1, 2026 (each, a “Brandt Incremental Sign-On Bonus Payment”). In accordance with Mr. Brandt's termination agreement, the Brandt Incremental Sign-On Bonus Payment due on October 1, 2026 will be paid in full when due. The Brandt Incremental Sign-On Bonus Payments due on October 1, 2024 and October 1, 2025 had both been paid by the Company as of December 31, 2025.
•
A grant of the following equity awards outside of our 2021 Plan:
o
400,000 (post-split basis) RSUs, of which 25% were vested on the grant date, with vesting on the remainder accelerated upon Mr. Brandt's termination (the "Brandt Time-Based RSUs");
o
250,000 (post-split basis) RSUs (the "Brandt Share-Target RSUs") that would vest over a four-year period, subject to attainment of the following common stock share value hurdles: (i) 30% of the Brandt Share Target RSUs were allocated to the achievement of a $50 (post-split basis) Price Hurdle (as defined in the Employment Agreement); (ii) 30% of the Brandt Share Target RSUs were allocated to the achievement of an $80 (post-split basis) Price Hurdle; and (iii) 40% of the Brandt Share Target RSUs were allocated to the achievement of a $100 (post-split basis) Price Hurdle. The Brandt Share Target RSUs were unearned and unvested as of his departure from the Company, effective April 29, 2026, and have been forfeited.
•
Mr. Brandt was not entitled to any other equity incentive compensation awards during 2025 and 2026, except as the Board or the Compensation Committee of the Board otherwise determined;
•
Mr. Brandt was eligible to participate in all benefit plans that the Company made available to its executives generally; and
•
As a result of his departure from the Company on April 29, 2026, Mr. Brandt is entitled to receive the following, provided he is in compliance with applicable restrictive covenants under the Brandt Employment Agreement: (i) cash severance equal to 1.5 times his base salary, totaling $975,000; (ii) a pro-rata portion of any 2026 annual cash bonus for days worked through the termination date, based on actual Company financial performance, in each case payable at the same time as annual cash bonuses are paid to senior officers of the Company; (iii) the Brandt Incremental Sign-On Bonus Payment totaling $275,000, due as of October 1, 2026; (iv) his remaining unvested Brandt Time-Based RSUs for which vesting was accelerated upon his termination; and (v) COBRA benefits and a lump sum payment equal to the cost of COBRA benefits for Mr. Brandt and his eligible dependents for a period of 18 months following his termination.

Sasan Aminpour Employment Agreement

Effective as of June 14, 2022, the Company entered into an employment agreement with Mr. Aminpour to be our Vice President of Global Operations. Mr. Aminpour was subsequently promoted to Chief Operating Officer, effective March 1, 2023. As of January 1, 2026, Mr. Aminpour's current base salary is $364,000. Mr. Aminpour is also eligible to earn a target annual cash bonus opportunity equal to 60% of his base salary and to participate in the long-term incentive plan established by the Company.

Pursuant to his employment agreement, if Mr. Aminpour's employment is terminated by the Company without Cause or by Mr. Aminpour for Good Reason (as each such term is defined in the employment agreement), subject to his execution and non-revocation of a release of claims, Mr. Aminpour will become entitled to the following severance payments and benefits: (i) cash severance equal to 1.0 times his base salary payable in 12 monthly installments; (ii) any earned but unpaid annual cash bonus for the immediately preceding fiscal year and a prorated annual cash bonus for the year of termination, based on actual performance, to be paid at the same time as annual bonuses are paid to other senior officers; and (iii) a lump sum payment equal to the cost of COBRA benefits, if elected by Mr. Aminpour, for 18 months. In the event that the qualifying termination of employment occurs on or within 12 months following a Change in Control (as defined in the employment agreement), Mr. Aminpour would also be entitled to full vesting of any unvested equity-based awards (at target level of achievement for any performance-based award) then held by him. Following a Change in Control, Mr. Aminpour would also be entitled to receive reimbursement for his legal fees and expenses to the extent incurred in disputing in good faith any issue relating to his termination of employment.

Mr. Aminpour is also subject to customary restrictive covenants pursuant to the employment agreement, including an 18-month non-competition and non-solicitation covenant.

Cathy Behnen Employment Agreement

Effective as of April 30, 2021, the Company entered into an employment agreement with Ms. Behnen to be our Chief Accounting Officer. On November 3, 2023, the Board of Directors appointed Ms. Behnen as our Chief Financial Officer on an interim basis and subsequently, effective February 12, 2024, the Board of Directors made her appointment as Chief Financial Officer permanent. As of January 1, 2026, Ms. Behnen's current base salary is $390,000. Ms. Behnen is also eligible to earn a target annual cash bonus opportunity equal to 60% of her base salary and to participate in the long-term incentive plan established by the Company.

Pursuant to her employment agreement, if Ms. Behnen's employment is terminated by the Company without Cause or by Ms. Behnen for Good Reason (as each such term is defined in the employment agreement), subject to her execution and non-revocation of a release of claims, Ms. Behnen will become entitled to the following severance payments and benefits: (i) cash severance equal to 1.0 times her base salary payable in 12 monthly installments; (ii) any earned but unpaid annual cash bonus for the immediately preceding fiscal year and a prorated annual cash bonus for the year of termination, based on actual performance, to be paid at the same time as annual bonuses are paid to other senior officers; and (iii) a lump sum payment equal to the cost of COBRA benefits, if elected by Ms. Behnen, for 18 months. In the event that the qualifying termination of employment occurs on or within 12 months following a Change in Control (as defined in the employment agreement), Ms. Behnen would also be entitled to full vesting of any unvested equity-based awards (at target level of achievement for any performance-based award) then held by her. Following a Change in Control, Ms. Behnen would also be entitled to receive reimbursement for her legal fees and expenses to the extent incurred in disputing in good faith any issue relating to her termination of employment.

Ms. Behnen is also subject to customary restrictive covenants pursuant to the employment agreement, including an 18-month non-competition and non-solicitation covenant.

Patrick Cook Employment Agreement

Effective as of July 1, 2019, the Company entered into an employment agreement with Mr. Cook as our then Chief Financial Officer. On March 31, 2022, Mr. Cook became our Chief Commercial Officer, responsible for our sales and sales engineering, legal and capital markets functions. As of January 1, 2026, Mr. Cook's annual base salary was $358,943. Mr. Cook is also eligible to earn a target annual cash bonus opportunity equal to 70% of his base salary and to participate in the long-term incentive plan established by the Company.

Pursuant to his employment agreement, if Mr. Cook's employment is terminated by the Company without Cause or by Mr. Cook for Good Reason (as each such term is defined in the employment agreement), subject to his execution and non-revocation of a release of claims, Mr. Cook will become entitled to the following severance payments and benefits: (i) cash severance equal to 1.0 times his base salary payable in 12 monthly installments; (ii) any earned but unpaid annual cash bonus for the immediately preceding fiscal year and a prorated annual cash bonus for the year of termination, based on actual performance, to be paid at the same time as annual bonuses are paid to other senior officers; and (iii) a lump sum payment equal to the cost of COBRA benefits, if elected by Mr. Cook, for 18 months. In the event that the qualifying termination of employment occurs on or within 12 months following a Change in Control (as defined in the employment agreement), Mr. Cook would also be entitled to full vesting of any unvested equity-based awards (at target level of achievement for any performance-based award) then held by him. Following a Change in Control, Mr. Cook would also be entitled to receive reimbursement for his legal fees and expenses to the extent incurred in disputing in good faith any issue relating to his termination of employment.

Mr. Cook is also subject to customary restrictive covenants pursuant to the employment agreement, including an 18-month non-competition and non-solicitation covenant.

2025 and 2024 Bonus Arrangements

Our officers, including the Named Executive Officers (other than Mr. Sadasivam, our non-employee Chair of the Board), are eligible to participate in our annual incentive plan and to earn a bonus, payable quarterly, based on our financial performance as well as individual performance during each relevant period. Depending on the level of achievement and the resulting funding of the Company-wide bonus pool, the Board of Directors determines bonus eligibility for our Chief Executive Officer, and our Chief Executive Officer determined bonus eligibility for each other Named Executive Officer. As established, each Named Executive Officer could earn a target bonus amount equal to an annual amount of: (i) 100% of base salary for Mr. Carroll (and 100% of base salary for Mr. Brandt prior to April 29, 2026), (ii) 70% for Mr. Cook, and (iii) 60% for Mr. Aminpour and Ms. Behnen, respectively.

During 2025 and 2024, the performance metrics established under our incentive plan were our “Critical Success Factors,” a set of metrics related to safety/environmental, quality, delivery, revenue, financials, people/HR, products/solutions (including R&D) and long-term value, which are approved by our Board of Directors and which we track throughout each respective year. During both the 2025 and 2024 Fiscal Years, the Board of Directors determined that the overall level of achievement of the Critical Success Factors, including taking into account overall financial results, was not sufficient in any quarter to qualify for a bonus payment to employees, apart from the upfront and incremental sign-on bonuses earned by Mr. Brandt upon joining the Company in August 2024, as specified in his Brandt Employment Agreement, and as described further in the section entitled "Employment Agreements with Named Executive Officers" above.

2025 and 2024 Equity Grants

In General. We generally grant equity-based compensation in the form of restricted stock unit awards to key employees and certain others. Such awards may include time-based or performance-based vesting conditions or may be earned based on achievement of market conditions, such as the price of our common stock. We have on certain occasions in the past, and may continue to do so in future, grant equity-based compensation in the form of stock option awards and restricted stock awards, The grant date fair value of awards made during 2025 and 2024 to the Named Executive Officers is set forth in the Summary Compensation Table above. Additional information regarding awards made to the Named Executive Officers under the Company’s equity plans and which remained outstanding as of December 31, 2025 is detailed in accordance with SEC rules in the Outstanding Equity Awards as of 2025 Fiscal Year-End table below.

In determining the timing and terms of grants of equity-based compensation, unless such awards are on a predetermined schedule, including employment dates in which new employees receive an initial equity award upon joining the Company, we take into account whether material nonpublic information exists and the timing of disclosure of such information in order to attempt to mitigate to the extent possible any effect on the value of the equity-based compensation from disclosure of such information.

Mr. Brandt. In 2025, Mr. Brandt received (i) a supplemental grant in May 2025 of RSUs valued at $415,000, with 25% scheduled to vest on the first anniversary of the grant date and the remainder were to vest monthly during the four-year period following the date of grant, based on continued service, and (ii) a grant in October 2025 of RSUs valued at $3,280,000, which were eligible to be earned based on (a) achievement of specified price levels of the Company's common stock during a three-year period following the date of grant, and (b) continued service for a specified period of time following achievement of the stock price hurdles. Upon Mr. Brandt's termination, effective April 29, 2026, all remaining unvested shares of his supplemental time-based RSU grant in May 2025 were immediately accelerated while the RSUs granted in October 2025 were unearned and unvested as of his departure from the Company and thus, have been forfeited.

In 2024, in order to induce Mr. Brandt to join the Company as our President and Chief Executive Officer, we issued the Brandt Time-based RSUs with a grant date fair value of $980,800 and the Brandt Share-Target RSUs with a grant date fair value of $52,225 upon the commencement of his employment on August 19, 2024, as described further in the section entitled "Employment Agreements with Named Executive Officers" above. These awards were issued outside of our 2021 Plan. A total of 25% of the Brandt Time-Based RSUs vested on the grant date and the remainder were vesting in equal monthly installment over 36 months following the grant date prior to Mr. Brandt's termination, effective April 29, 2026, at which time vesting accelerated for all remaining unvested Brandt Time-Based RSUs. The Brandt Share-Target RSUs were unearned and unvested as of his departure from the Company, effective April 29, 2026, and have been forfeited.

Other Named Executive Officers. In 2025, Ms. Behnen and Messrs. Aminpour and Cook received supplemental grants in May 2025 of RSUs valued at $166,000, $166,000 and $249,000, respectively. Additionally, Ms. Behnen and Messrs. Aminpour and Cook received grants of RSUs with market conditions valued at $1,230,000, $1,025,000 and $1,230,000, respectively. The supplemental grants in May 2025 vest at a rate of 25% on the first anniversary of the grant date, with the remainder vesting monthly during the four-year period following the date of grant. The grants issued in October 2025 with market conditions can be earned based on (a) achievement of specified price levels of the Company's common stock during a three-year period following the date of grant, and (b) continued service for a specified period of time following achievement of the stock price hurdles.

In 2024, Ms. Behnen received time-based RSUs upon her appointment as Chief Financial Officer on February 12, 2024, with a grant date fair value of $141,120. No other equity awards were issued to the other Named Executive Officers in 2024.

Mr. Aminpour was a party to a grant of performance-based RSUs in June 2022, upon joining the Company following the acquisition of HX Tracker. The grant, as amended by the Board of Directors on January 10, 2024, provided for vesting of (i) one-half of the awards (18,700 RSUs) (post-split basis) upon achievement of specified megawatt delivery targets for the Company's one-panel in-portrait trackers sold under the Pioneer brand name for the period from June 2022 to March 2025, inclusive of a grace period (the "First Performance Period") and (ii) one-half of the awards (18,700 RSUs) (post-split basis) upon achievement of specified megawatt delivery targets for certain of the Company's one-panel in-portrait trackers for the period from January 2025 to March 2026, inclusive of a grace period (the "Second Performance Period"). On October 24, 2025, the Compensation Committee of the Board of Directors approved a payout of RSUs based on 35% achievement of the delivery targets for the First Performance Period, however issuance of the RSUs to Mr. Aminpour has not yet occurred as of the date of this proxy statement. Determination of the payout for the Second Performance Period is still being finalized as of the date of this proxy statement for approval by the Board of Directors.

Pension and Non-Qualified Deferred Compensation Plans; Employee Benefits

We do not maintain a pension plan or non-qualified deferred compensation plan for any of our Named Executive Officers.

Our compensation program for Named Executive Officers (excluding Mr. Sadasivam, our non-employee Chair of the Board) also features other benefits, including participation in (i) our 401(k) savings plan, which is a tax-qualified defined contribution plan under which participants can save for retirement subject to such limits as may be determined by the Internal Revenue Service in each applicable year, and (ii) life, disability and health insurance benefits, on the same general terms as other participants in these programs.

Outstanding Equity Awards as of 2025 Fiscal Year End

The following table provides information regarding unexercised or unearned stock option awards and unvested or unearned stock awards held by our Named Executive Officers as of December 31, 2025.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Yann Brandt(1)	—	—	—	N/A	N/A	291,673	3,182,152	650,000	7,091,500
Sasan Aminpour	—	—	—	N/A	N/A	63,462	692,370	214,350	2,338,559
Cathy Behnen	—	—	—	N/A	N/A	64,003	698,273	190,000	2,072,900
Patrick Cook	20,375	—	—	4.75	11/4/2029	84,475	921,622	210,000	2,291,100

(1)
At December 31, 2025, the amounts disclosed as outstanding stock awards held by Mr. Brandt include 166,673 unvested time-based RSUs (Market value of $1,818,402) and 250,000 unearned RSUs with market conditions (Market value of $2,727,500) issued as employee inducement awards outside of our 2021 Plan. The remainder of the awards shown in the table above as outstanding were issued under our 2021 Plan. Effective April 29, 2026, Mr. Brandt departed from his position as President and Chief Executive Officer of the Company. As a result, vesting of any remaining unvested time-based RSUs held by Mr. Brandt as of April 29, 2026, immediately accelerated, whereas all unvested RSUs with market conditions subject to achievement of specified common stock values were unearned as of Mr. Brandt's departure and were forfeited.
(2)
The unvested restricted stock unit awards issued under the 2021 Plan at December 31, 2025 vest, and an equal number of shares of our common stock are deliverable to the grantee, with respect to one quarter of the award upon the first anniversary of the grant date, and with respect to 1/48 of the award each month thereafter on the monthly anniversary until the end of the four year vesting period, subject to the Named Executive Officer continuing to be employed by us through each such date. With respect to the unvested RSUs issued as employee inducement awards outside of the 2021 Plan, a total of 25% of the Time-Based RSUs vested on the grant date and the remainder are vesting in equal monthly installments over 36 months following the grant date.
(3)
Based on the closing price of $10.91 per share of our common stock as of December 31, 2025, the last trading day of the year.
(4)
For those officers other than Mr. Brandt, RSUs with market conditions will be earned and vested in specified percentages upon the achievement of different price targets of our common stock over a period of 3- 4 years from the date of grant, as specified by the terms of the grant. RSUs with performance conditions will be earned and vested upon the achievement of specified delivery targets for our one-panel in-portrait trackers sold under the Pioneer brand name over a period extending through March 31, 2026, subject to approval by our Board of Directors of the number of RSUs earned. Issuance of the RSUs to Mr. Aminpour associated with the payout for the First Performance Period has not occurred as of the date of this proxy statement. Determination of the payout for the Second Performance Period of RSUs with performance conditions is still being finalized as of the date of this proxy statement for approval by the Board of Directors.

EQUITY COMPENSATION PLANS

FTC Solar, Inc. 2021 Stock Incentive Plan

The Board of Directors adopted, as of April 16, 2021, and the stockholders of the company have approved the 2021 Plan which became effective with the IPO of the Company. The purpose of the 2021 Plan is to provide additional incentives to selected officers, employees, non-employee directors, independent contractors and consultants, to strengthen their commitment, motivate them to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated persons who are essential to the success of our business and whose efforts will impact our long-term growth and profitability. The material terms of the 2021 Plan are summarized below.

Administration and Eligibility

The 2021 Plan is administered by the Compensation Committee of our Board of Directors, which complies with applicable requirements of Section 16 of the Exchange Act and other applicable legal or stock exchange listing requirements. The plan administrator may interpret the 2021 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2021 Plan.

The 2021 Plan permits the plan administrator to select the officers, employees, non-employee directors, independent contractors and consultants who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of our common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Shares Available and Certain Limitation

The number of shares initially reserved for issuance under the 2021 Plan was 1,264,524 (on a post-split basis) (the "Initial Maximum"), which automatically increases on January 1 of each calendar year prior to the tenth anniversary of the Plan's effective date in an amount equal to the lesser of (i) 4% of the total number of shares of common stock outstanding on the day prior (December 31st), and (ii) a number of shares of common stock determined by the Compensation Committee of the Company's Board of Directors. Through January 1, 2026, an additional 2,439,277 shares (on a post-split basis) became available for issuance pursuant to the automatic increase provisions of the 2021 Plan. In addition, at a Special Meeting of Stockholders on September 4, 2025, an amendment was approved to our 2021 Plan to reserve an additional 2,000,000 shares of our common stock for issuance under the 2021 Plan. This, when combined with the shares added through the automatic increase provisions, resulted in a total number of shares authorized for issuance under the 2021 Plan of 5,703,801 (on a post-split basis). The number of shares of our common stock that may be granted for incentive stock options is, however, limited to the Initial Maximum. Non-employee directors may not be granted awards during any calendar year with a grant date fair value that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $750,000 in total value or $1,000,000 in total value upon initial appointment.

Shares of our common stock subject to an award under the 2021 Plan that remain unissued upon the cancellation, termination or expiration of the award will again become available for grant under the 2021 Plan. However, shares of our common stock that are exchanged by a participant or withheld by us as full or partial payment in connection with any award under the 2021 Plan, as well as any shares of our common stock exchanged by a participant or withheld by us to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2021 Plan. To the extent an award is paid or settled in cash, the number of shares of our common stock previously subject to the award will again be available for grants pursuant to the 2021 Plan. To the extent that an award can only be settled in cash, such award will not be counted against the total number of shares of our common stock available for grant under the 2021 Plan.

Awards and Vesting

RSUs and Restricted Stock. RSUs and restricted stock may be granted under the 2021 Plan. The plan administrator will determine the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of RSUs and restricted stock. If the restrictions, performance objectives or other conditions determined by the plan administrator are not satisfied, the RSUs and restricted stock will be forfeited. Subject to the provisions of the 2021 Plan and the applicable individual award agreement, the plan administrator may provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances as set forth in the applicable individual award agreement, including the attainment of certain performance goals, a participant’s termination of employment or service, or a participant’s death or disability. The rights of RSU and restricted stockholders upon a termination of employment or service will be set forth in individual award agreements.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder during the restricted period, including the right to vote and receive dividends declared with respect to such restricted stock, provided that any dividends declared during the restricted period with respect to such restricted stock will generally only become payable if the underlying restricted stock vests. During the restricted period, participants with RSUs will generally not have any rights of a stockholder, but, if the applicable individual award agreement so provides, may be credited with dividend equivalent rights that will be paid at the time that shares of our common stock in respect of the related RSUs are delivered to the participant.

Stock Options. We may issue stock options under the 2021 Plan. Options granted under the 2021 Plan may be in the form of non-qualified options or “incentive stock options” within the meaning of Section 422 of the Internal Revenue

Code of 1986, as amended (the “Code”) as set forth in the applicable individual option award agreement. The exercise price of all options granted under the 2021 Plan will be determined by the plan administrator, but in no event may the exercise price be less than 100% of the fair market value of the related shares of our common stock on the date of grant. The maximum term of all stock options granted under the 2021 Plan will be determined by the plan administrator but may not exceed ten years. Each stock option will vest and become exercisable (including in the event of the optionee’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual option agreement.

Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) may be granted under the 2021 Plan either alone or in conjunction with all or part of any option granted under the 2021 Plan. A free-standing SAR granted under the 2021 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the base price of the free-standing SAR. A SAR granted in conjunction with all or part of an option under the 2021 Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the exercise price of the related option. Each SAR will be granted with a base price that is not less than 100% of the fair market value of the related shares of our common stock on the date of grant. The maximum term of all SARs granted under the 2021 Plan will be determined by the plan administrator but may not exceed ten years. The plan administrator may determine to settle the exercise of a SAR in shares of our common stock, cash or any combination thereof.

Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all, or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other Stock-Based Awards. Other stock-based awards, valued in whole or in part by reference to, or otherwise based on, shares of our common stock (including dividend equivalents) may be granted under the 2021 Plan. Any dividend or dividend equivalent awarded under the 2021 Plan will be subject to the same restrictions, conditions and risks of forfeiture as the underlying awards and will only become payable if the underlying awards vest. The plan administrator will determine the terms and conditions of such other stock-based awards, including the number of shares of our common stock to be granted pursuant to such other stock-based awards, the manner in which such other stock-based awards will be settled (e.g., in shares of our common stock or cash or other property), and the conditions to the vesting and payment of such other stock-based awards (including the achievement of performance objectives).

Bonuses payable in fully vested shares of our common stock and awards that are payable solely in cash may also be granted under the 2021 Plan.

Performance Criteria. The plan administrator may grant equity-based awards and incentives under the 2021 Plan that are subject to the achievement of performance objectives selected by the plan administrator in its sole discretion. The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to us or any of our affiliates, or one of our divisions or strategic business units or a division or strategic business unit of any of our affiliates, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the plan administrator. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. The plan administrator will have the authority to make equitable adjustments to the business criteria, as may be determined by the plan administrator in its sole discretion.

Certain Transactions and Withholding Taxes

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of shares of our common stock, cash or other property), stock split, reverse stock split, subdivision or consolidation, combination, exchange of shares or other change in corporate structure affecting the shares of our common stock, an equitable substitution or proportionate adjustment shall be made, at the sole discretion of the plan administrator, in (i) the aggregate number of shares of our common stock reserved for issuance under the 2021 Plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the 2021 Plan, (iii) the kind, number and purchase price of shares of our common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs, stock bonuses and other stock-based awards granted under the 2021 Plan or (iv) the performance goals and periods applicable to awards granted under the 2021 Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of our common stock, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the shares of our common stock, cash or other property covered by such award, our Board of Directors may cancel the award without the payment of any consideration to the participant.

Unless otherwise determined by the plan administrator and evidenced in an award agreement, in the event that (i) a “change in control” (as defined in the 2021 Plan) occurs and (ii) a participant’s employment or service is terminated without cause, or with good reason (to the extent applicable), within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the 2021 Plan will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be achieved at target performance levels.

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of an amount up to the maximum statutory rates in the participant’s applicable jurisdictions with respect to any award granted under the 2021 Plan, as determined by us. We have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of our common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of our common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy our withholding obligation with respect to any award.

Amendment, Termination and Clawback Provisions

The 2021 Plan provides our Board of Directors with the authority to amend, alter or terminate the 2021 Plan, but no such action may adversely affect the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may adversely affect the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law.

No award will be granted pursuant to the 2021 Plan on or after the tenth anniversary of the effective date of the 2021 Plan (although awards granted before that time will remain outstanding in accordance with their terms).

We adopted a clawback policy compliant with Nasdaq rules effective July 27, 2023. All awards granted pursuant to the 2021 Plan are subject to the provisions of our clawback policy and may be further subject to such deductions and clawbacks as may be required to be made pursuant to any law, government regulation or stock exchange listing requirement. Our clawback policy was included as Exhibit 97.1 to our 2025 Annual Report on Form 10-K.

Prior Plan

Prior to the Company’s IPO, the Company granted equity awards under the 2017 Stock Incentive Plan ("2017 Plan"). Effective upon the IPO, the 2017 Plan was superseded by the 2021 Plan and no further awards will be made under the 2017 Plan.

2024 Employee Inducement Award Grant

In connection with the appointment of Mr. Yann Brandt as the Company's President and Chief Executive Officer, effective August 19, 2024, the Company issued the following awards to Mr. Brandt outside of the Company's 2021 Stock Plan, as amended:

•
400,000 (post-split basis) Brandt Time-Based RSUs, of which 25% were vested on the grant date, with vesting on the remainder accelerated upon Mr. Brandt's termination, effective April 29, 2026; and
•
250,000 (post-split basis) Brandt Share-Target RSUs that were scheduled to vest over a four-year period, subject to attainment of the following common stock share value hurdles: (i) 30% of the Brandt Share Target RSUs were allocated to the achievement of a $50 (post-split basis) Price Hurdle (as defined in the Brandt Employment Agreement); (ii) 30% of the Brandt Share Target RSUs were allocated to the achievement of an $80 (post-split basis) Price Hurdle; and (iii) 40% of the Brandt Share Target RSUs were allocated to the achievement of a $100

(post-split basis) Price Hurdle. The Brandt Share Target RSUs were unearned and unvested as of his departure from the Company, effective April 29, 2026, and have been forfeited.

Pursuant to the employee inducement award exemption under Nasdaq Listing Rule 5635(c)(4), the issuance of these employee inducement awards was approved by the Board of Directors of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under Employment Agreements

Circumstances Resulting in Severance

Mr. Carroll. Pursuant to the Carroll Employment Agreement, if Mr. Carroll is terminated by the Company without cause or if he resigns for good reason, other than on or following a change in control (as defined in the Carroll Employment Agreement), Mr. Carroll will be entitled to receive the following, provided he is in compliance with applicable restrictive covenants under the Carroll Employment Agreement and he signs a release which becomes effective: (i) cash severance equal to 1.5 times his base salary; (ii) his Carroll Time-Based RSUs will vest in full; (iii) any unpaid annual cash bonus for the immediately preceding fiscal year and a pro rata annual cash bonus for the year in which the termination occurs for days worked through the termination date, based on actual Company financial performance, in each case payable at the same time as annual cash bonuses are paid to senior officers of the Company; (iv) a prorated portion of the Carroll Sign-On Bonus Payment payable following the termination date; and (v) COBRA benefits and a lump sum payment equal to the cost of COBRA benefits for Mr. Carroll, his spouse and his eligible dependents for a period of 18 months following his termination. In addition, if, on or within 12 months following a change in control, Mr. Carroll is terminated by the Company without cause or if he resigns for good reason, Mr. Carroll will be entitled to receive the following, provided he is in compliance with applicable restrictive covenants under the Carroll Employment Agreement and he signs a release which becomes effective: (i) cash severance equal to two times the sum of his base salary and target bonus; (ii) any unpaid annual cash bonus for the immediately preceding fiscal year and a pro rata annual cash bonus for the year in which the termination occurs for days worked through the termination date, based on actual Company financial performance, in each case payable at the same time as annual cash bonuses are paid to senior officers of the Company; (iii) COBRA benefits and a lump sum payment equal to the cost of COBRA benefits for Mr. Carroll, his spouse and his eligible dependents for a period of 18 months following his termination; and (iv) his stock option awards will become fully vested and exercisable, his RSUs with time-based vesting (including the Carroll Time-Based RSUs) will vest in full, and his performance stock units (including the Carroll Share Target RSUs) will become vested in the full amount associated with a given performance condition that has been satisfied upon such change in control or within the 12 months after the change in control, including the share price of the Company that is achieved in connection with the valuation determined as part of the change in control.

Mr. Brandt. As a result of his departure from the Company on April 29, 2026, Mr. Brandt is entitled to receive the following, provided he is in compliance with applicable restrictive covenants under the Brandt Employment Agreement: (i) cash severance equal to 1.5 times his base salary, totaling $975,000; (ii) a pro-rata portion of any 2026 annual cash bonus for days worked through the termination date, based on actual Company financial performance, in each case payable at the same time as annual cash bonuses are paid to senior officers of the Company; (iii) the Brandt Incremental Sign-On Bonus Payment totaling $275,000, due as of October 1, 2026; (iv) his remaining unvested Brandt Time-Based RSUs for which vesting was accelerated upon his termination; and (v) COBRA benefits and a lump sum payment equal to the cost of COBRA benefits for Mr. Brandt and his eligible dependents for a period of 18 months following his termination.

Ms. Behnen and Messrs. Aminpour and Cook. Pursuant to the employment agreements entered into with each of Ms. Behnen, Mr. Aminpour and Mr. Cook, the officers would be entitled to the following severance payments and benefits upon a termination by us without Cause or by the executive for Good Reason (as each such term is defined in the agreement), subject to the execution and non-revocation of a general release of claims: (i) cash severance equal to 1 times his or her base salary (payable in substantially equal installments over 12 months following the termination of employment in accordance with our regular payroll practices); (ii) any earned but unpaid annual cash bonus for the immediately preceding fiscal year and a prorated annual cash bonus for the year in which the date of termination occurs based on actual performance, to be paid at the same time as annual bonuses are paid to other senior officers; and (iii) a lump sum payment equal to the cost of COBRA benefits for the executive and his or her spouse and eligible dependents for a period of 18 months following the date of termination, payable on the first regularly scheduled payroll date on or following the 60 days after the date of termination. In the event that the qualifying termination of employment occurs on or within 12 months following a Change in Control (as defined in the employment agreement), Ms. Behnen and Messrs. Aminpour and Cook, respectively would also be entitled (x) to full vesting of any unvested equity-based awards (at target level of achievement for any performance-based award) then held and (y) to receive reimbursement for legal fees and expenses to the extent incurred in disputing in good faith any issue relating to their termination of employment.

Under Equity Compensation Plans

2021 Plan. Unless otherwise determined by the plan administrator and evidenced in an award agreement, in the event that (i) a “change in control” (as defined in the 2021 Plan) occurs and (ii) a participant’s employment or service is terminated without cause, or with good reason (to the extent applicable), within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the 2021 Plan will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be achieved at target performance levels.

2017 Plan Option Award Agreements. The option award agreements with certain current Named Executive Officers under the 2017 Plan provide that outstanding vested options will expire three months following the participant’s termination date.

In the event that (i) a “change in control” (as defined in the 2017 Plan) occurs and (ii) a participant incurs a qualifying termination of employment within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable, and (b) any restrictions and forfeiture conditions applicable to an award will lapse. The completion of the IPO in 2021 did not constitute a change in control under the 2017 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed in the sections titled “Director Compensation” and “Executive Compensation,” above, the following is a description of each transaction or agreement since January 1, 2024 and each currently proposed transaction in which:

•
we have been or are to be a party;
•
the amount involved exceeds $120,000; and
•
any of our directors, officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Master Supply Agreement with Recurrent Energy

On January 29, 2025, the Company's Board of Directors approved entry into a master supply agreement with Recurrent Energy ("Recurrent") to supply tracker hardware and systems to Recurrent for cash consideration contemplated in the master supply agreement and to issue common stock warrants to Recurrent from time to time, based on the volume of trackers procured by Recurrent. David Springer, a member of our Board of Directors, served as the Chief Operating Officer of Recurrent from December 2022 until October 2025.

As of the date of filing this proxy statement, the Company had recognized no revenue from transactions with Recurrent and had issued no common stock warrants to Recurrent.

Debt and Warrant Offering

On December 4, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor as the purchaser under the Purchase Agreement (the “Investor”). Pursuant to the Purchase Agreement, we sold, and the Investor purchased $15.0 million in principal amount of our senior secured promissory notes and warrants for purchase of an aggregate of up to 1,750,000 shares of our common stock at an exercise price of $0.10 per share (the

“Offering”). A member of our Board of Directors, Pablo Barahona, invested $500,000 in the Investor, which was used to finance the purchase price of the Offering.

Pursuant to the Purchase Agreement and related promissory note, the Investor nominated Mr. Maximillian Sultan to our Board of Directors, and he was appointed as an independent director effective April 28, 2025. As such, the Company does not provide compensation to Mr. Sultan for his services on our Board of Directors.

Related party receivables, deposits and payables

On November 11, 2025, we entered into a Membership Interest Purchase Agreement with the Selling Members pursuant to which we agreed to purchase 100% of the Membership Interests of Alpha Steel, with such transaction closing on November 12, 2025. Prior to November 12, 2025, we held a 45% interest in Alpha Steel. As consideration for the transactions under the Membership Interest Purchase Agreement, we agreed to pay the Selling Members a total of approximately $2.7 million in varying installments during 2026 for their Membership Interests.

At December 31, 2024 we had related party receivables totaling $3.1 million for future material cost discounts contractually owed to us by Alpha Steel in connection with the expected receipt of manufacturing incentives available to Alpha Steel under the Inflation Reduction Act as costs were incurred by Alpha Steel to purchase raw materials and manufacture torque tubes and other products that were used to fulfill purchase orders we issued to Alpha Steel.

We also had related party liabilities to Alpha Steel at December 31, 2024 totaling $1.7 million for the accrued cost of revenue recognized on certain of our customer projects associated with the cost of products that were being manufactured for us by Alpha Steel. Amounts included in our accounts payable balance at December 31, 2024 relating to Alpha Steel totaled $0.5 million.

During the period January 1, 2025 to November 12, 2025, we received invoices from Alpha Steel for purchases totaling $16.1 million and made total deposits of $0.3 million to Alpha Steel. For the year ended December 31, 2024, we received invoices from Alpha Steel for purchases totaling $7.5 million and made total deposits of $2.8 million to Alpha Steel, of which $2.0 million remained in our balance of related party vendor deposits at December 31, 2024.

Registration Rights Agreements

On April 29, 2021, we entered into a registration rights agreement with certain holders of our common stock, options, RSUs and similar instruments, providing such holders with certain registration rights. Thurman J. “T.J.” Rodgers (our former Chair of the Board of Directors) and Shaker Sadasivam (our current Chair of the Board of Directors), along with David Springer, Ahmad Chatila and Lisan Hung, each a current member of our Board of Directors, Isidoro Quiroga Cortés, Tamara Mullings and Dean Priddy, each a former member of our Board of Directors, Anthony P. Etnyre, our former Chief Executive Officer, Patrick Cook, our former Chief Financial Officer and Chief Commercial Officer and current Senior Vice President, Capital Markets and Business Development, Deepak Navnith, our former Chief Operations Officer, Nagendra Cherukupalli, our former Chief Technology Officer, Ali Mortazavi, our former Executive Vice President, Global Sales and Marketing, Jay B. Grover, our former Vice President, Supply Chain and Kristian Nolde, our former Vice President, Marketing and Strategy, as well as ARC Family Trust, an entity affiliated with Shaker Sadasivam and that was created for the benefit of family members of Ahmad Chatila, South Lake One, an entity affiliated with Isidoro Quiroga Cortés, Catherine L. Springer, the Rodgers Trust, an entity affiliated with Thurman J. “T.J.” Rodgers and certain trusts created for the benefit of family members of certain former officers and members of our Board of Directors are a party to such registration rights agreement. Additionally, on February 17, 2022, we amended the registration rights agreement in order to add Sean Hunkler, our then President and Chief Executive Officer, and Ayna.AI LLC (successor in interest to Fernweh Engaged Operator Company LLC), an entity related to South Lake One and Isidoro Quiroga Cortés as parties to the registration rights agreement.

On December 4, 2024, we entered into a registration rights agreement with the Investor in our Offering, as described above, in which we agreed to file with the SEC an initial Registration Statement on Form S-3 (the "Registration Statement") covering the resale of 1,750,000 shares of our common stock issuable upon exercise of the warrants included in the Offering. We filed the Registration Statement on December 30, 2024, and it was declared effective by the SEC on January 7, 2025.

On July 2, 2025, we entered into a Credit Agreement by and among the Company, as borrower, each lender party thereto (the "Lenders"), and Acquiom Agency Services LLC, as administrative agent for the Lenders. The Credit Agreement was subsequently amended on November 11, 2025 and March 23, 2026. In connection with the Credit Agreement, as amended, we agreed that upon request of those Lenders representing more than 50% of the sum of all loans and commitments outstanding, we would enter into a registration rights agreement that is substantially in the form specified in the Credit Agreement with respect to all shares of common stock issuable upon exercise of warrants held by the Lenders when such request was made and within a specified period of time file a Registration Statement on Form S-3. As of the date of filing this proxy statement, the Lenders held warrants for issuance of 6,836,237 shares of our common stock. We have received no request to date to enter into a registration rights agreement associated with those outstanding warrants.

Indemnification Agreements

We are party to indemnification agreements with each of our directors and certain of our executive officers. In connection with our IPO, we entered into separate indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.

There is no pending litigation or proceeding naming any of our directors or executive officers pursuant to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written policy on transactions with related persons setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, “related persons” includes our executive officers, directors and director nominees and their immediate family members, and beneficial owners of more than 5% of our outstanding common stock and their immediate family members.

The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated person and the extent of the related person’s interest in the transaction. All related person transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

STOCKHOLDER PROPOSALS

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice.

Stockholders who intend to present a proposal at the 2027 Annual Meeting must provide our Chief Financial Officer at 10900 Stonelake Blvd., Suite 100, Quarry Oaks II Building, Austin, Texas 78759, with written notice of such proposal no earlier than August 2, 2027 and no later than September 1, 2027; provided, however, that if the 2027 Annual Meeting is not within 30 days before or 60 days after November 30, 2027, notice by a stockholder must be delivered no later than the close of business on the tenth day following the day on which notice of the date of the 2027 Annual Meeting is mailed to such stockholder or public disclosure of the date of the 2027 Annual Meeting is made, whichever occurs first. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

In addition, stockholders who, in accordance with Rule 14a-8, wish to present a stockholder proposal for inclusion in the proxy materials to be distributed by us in connection with our 2027 Annual Meeting must provide the proposal to our Chief Financial Officer at 10900 Stonelake Blvd., Suite 100, Quarry Oaks II Building, Austin, Texas 78759 on or before June 21, 2027, for such proposal to be eligible for inclusion in our Proxy Statement and form of proxy relating to that meeting. However, if the date of the 2027 Annual Meeting is changed by more than 30 days from the date of the previous meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 Annual Meeting. Such proposals must meet the requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholders’ proposals.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our 2025 Annual Report to Shareholders and our 2026 Proxy Statement at www.proxydocs.com/FTCI.

Our 2025 Annual Report to Shareholders contains information included in our original Form 10-K filed on March 24, 2026 with the SEC ("Original Form 10-K"). On April 28, 2026, we filed Amendment No. 1 to our Original Form 10-K on Form 10-K/A (the "Amended Form 10-K") solely for the purpose of including information required by Items 10 through 14 of Part III of our Original Form 10-K, as we did not file this definitive proxy statement containing such information within 120 days after the end of our fiscal year covered by our Original Form 10-K. On June 15, 2026, we filed an Amendment No. 2 to our Amended Form 10-K to amend and restate certain disclosure relating to the beneficial ownership of our common stock contained in Part III, Item 12 of the Amended Form 10-K.

To the extent we are requested to deliver a paper copy of the proxy materials to stockholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Chief Financial Officer by phone at (512) 481-4271 or by mail to FTC Solar, Inc., 10900 Stonelake Blvd., Suite 100, Quarry Oaks II Building, Austin, Texas 78759.

OTHER MATTERS

Availability of Meeting Information and Other Matters

Our 2025 Annual Report to Shareholders and our 2026 Proxy Statement are available at www.proxydocs.com/FTCI. Upon written request addressed to our Chief Financial Officer at 10900 Stonelake Blvd., Suite 100, Quarry Oaks II Building, Austin, Texas 78759, from any person solicited herein, we will provide, at no cost, a copy of our fiscal 2025 Annual Report on Form 10-K filed with the SEC.

Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named as proxy holders in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Cathy Behnen
Cathy Behnen
Chief Financial Officer

October 19, 2026

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved styleIPC This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Anthony Carroll and Cathy Behnen (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of FTC Solar, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE FTC Solar, Inc. Annual Meeting of Stockholders for Stockholders of record as of October 7, 2026 Monday, November 30, 2026 11:00 AM, Central Time Annual meeting to be held via the internet - please visit www.proxydocs.com/FTCI for more details. C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxydocs.com/FTCI • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-570-3312 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/FTCI YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:00 AM, Central Time, November 30, 2026. Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

FTC Solar, Inc. Annual Meeting of Stockholders Please make your marks like this: PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of three Class II directors for a three-year term expiring at the 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified; FOR WITHHOLD 1.01 Anthony Carroll #P2# #P2# FOR 1.02 Shaker Sadasivam #P3# #P3# FOR 1.03 Maximillian Sultan #P4# #P4# FOR FOR AGAINST ABSTAIN 2. Approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company's common stock to Lincoln Park Capital Fund, LLC. ("Lincoln Park") pursuant to the purchase agreement, dated August 4, 2026, between the Company and Lincoln Park, in an amount equal to or in excess of 20% of the Company's common stock outstanding as of August 4, 2026. #P5# #P5# #P5# FOR 3. Ratification of the appointment of BDO as the Company's independent registered public accounting firm; and #P6# #P6# #P6# FOR 4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof. Proposal_Page - VIFL You must register to attend the meeting online and/or participate at www.proxydocs.com/FTCI Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3